                                                                   EXHIBIT 10.29

                                                                  EXECUTION COPY

                            MAGNA ENTERTAINMENT CORP.
                                   AS BORROWER

                                     - AND -

                            THE GUARANTORS SET FORTH
                          ON THE SIGNATURE PAGE HEREOF
                                  AS GUARANTORS

                                     - AND -

                      BANK OF MONTREAL, ACTING THROUGH ITS
                             CHICAGO LENDING OFFICE
                                    AS LENDER

                                     - AND -

                      BANK OF MONTREAL, ACTING THROUGH ITS
                             CHICAGO LENDING OFFICE
                                    AS AGENT

                                     - AND -

                BMO NESBITT BURNS, A DIVISION OF BANK OF MONTREAL
                                   AS ARRANGER

                                   ----------

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                   ----------

                          DATED AS OF DECEMBER 2, 2002

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                                TABLE OF CONTENTS

                                                                            PAGE
                                   ARTICLE 1.
                                 INTERPRETATION

1.1.        Definitions......................................................  2
1.2.        Gender and Number................................................ 18
1.3.        Certificate of the Agent as to Rates, etc........................ 18
1.4.        Invalidity, etc.................................................. 18
1.5.        Headings, etc.................................................... 18
1.6.        Governing Law.................................................... 18
1.7.        Attornment....................................................... 18
1.8.        Judgment Currency................................................ 19
1.9.        Waiver of Jury................................................... 19
1.10.       References....................................................... 19
1.11.       Currency ........................................................ 19
1.12.       This Agreement to Govern......................................... 19
1.13.       Generally Accepted Accounting Principles......................... 19
1.14.       Determination of Amount of Loans................................. 20
1.15.       Computation of Time Periods...................................... 20
1.16.       Actions on Days Other Than Banking Days.......................... 20
1.17.       Oral Instructions................................................ 20
1.18.       Incorporation of Schedules....................................... 20

                                   ARTICLE 2.
                                 CREDIT FACILITY

2.1.        Establishment of Credit Facility................................. 21
2.2.        Revolving Nature of Operating Facility........................... 21
2.3.        Repayment under Credit Facility.................................. 21
2.4.        Mandatory Repayment from Public Offerings........................ 22
2.5.        Voluntary Reduction in Aggregate Commitment...................... 23
2.6.        Extension of Credit Facility..................................... 23
2.7.        Increase in Aggregate Commitment................................. 24

                                   ARTICLE 3.
               GENERAL PROVISIONS RELATING TO THE CREDIT FACILITY

3.1.        Advances......................................................... 25
3.2.        Selection of Interest Periods.................................... 25
3.3.        Rollover and Conversion.......................................... 26
3.4.        Payments Generally............................................... 26
3.5.        Disturbance of Libor Market...................................... 26
3.6.        Change in Circumstances.......................................... 27
3.7.        Illegality....................................................... 28
3.8.        Indemnity........................................................ 29
3.9.        Proceedings in Respect of Claims................................. 30

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                                     - ii -

3.10.       Evidence of Indebtedness......................................... 32
3.11.       Several Obligations.............................................. 32

                                   ARTICLE 4.
                                LETTERS OF CREDIT

4.1.        Procedures Relating to Letters of Credit......................... 33
4.2.        Reimbursement.................................................... 33
4.3.        L/C Lender Not Liable............................................ 33
4.4.        Letter of Credit Fees............................................ 34
4.5.        Overdue Amounts.................................................. 35
4.6.        Acceleration..................................................... 35
4.7.        Conflict ........................................................ 35

                                   ARTICLE 5.
                                INTEREST AND FEES

5.1.        Interest Rates................................................... 35
5.2.        Calculation and Payment of Interest.............................. 36
5.3.        Stand-by Fee..................................................... 36
5.4.        Payment of Costs and Expenses.................................... 36
5.5.        Interest on Overdue Amounts...................................... 37

                                   ARTICLE 6.
                         REPRESENTATIONS AND WARRANTIES

6.1.        Representations and Warranties................................... 37
6.2.        Survival of Representations and Warranties....................... 43

                                   ARTICLE 7.
                                    COVENANTS

7.1.        Affirmative Covenants............................................ 43
7.2.        Negative Covenants............................................... 48
7.3.        Environmental Matters............................................ 50

                                   ARTICLE 8.
                              CONDITIONS PRECEDENT

8.1.        Conditions Precedent to Closing.................................. 51
8.2.        Conditions Precedent to Advances................................. 53

                                   ARTICLE 9.
                         EVENTS OF DEFAULT AND REMEDIES

9.1.        Events of Default................................................ 53
9.2.        Remedies Upon Default............................................ 56
9.3.        Distributions.................................................... 56

                                   ARTICLE 10.
                                    GUARANTY

10.1.       Guaranty......................................................... 56
10.2.       Guaranty Absolute................................................ 57

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                                     - iii -

10.3.       Waiver   ........................................................ 58
10.4.       Continuing Guaranty; Assignments................................. 58
10.5.       Subrogation...................................................... 58

                                   ARTICLE 11.
             THE AGENT AND THE ADMINISTRATION OF THE CREDIT FACILITY

11.1.       Appointment and Authorization.................................... 59
11.2.       Duties and Obligations of Agent.................................. 59
11.3.       Prompt Notice to the Lenders..................................... 60
11.4.       Agent's Authority to Deal with Borrower.......................... 61
11.5.       Dealings by Borrower with Agent.................................. 61
11.6.       Independent Credit Decisions..................................... 61
11.7.       Indemnification.................................................. 61
11.8.       Successor Agent.................................................. 62
11.9.       Action by and Consent of Lenders; Waiver and Amendments.......... 62
11.10.      Funding of Advances.............................................. 63
11.11.      Remittance of Payments........................................... 64
11.12.      Redistribution of Payments....................................... 64
11.13.      Notification of Default.......................................... 64
11.14.      Taking and Enforcement of Remedies............................... 65
11.15.      Adjustments to Reflect Rateable Portions......................... 66
11.16.      No Partnership................................................... 66

                                   ARTICLE 12.
                                     GENERAL

12.1.       Reliance and Non-Merger.......................................... 66
12.2.       Confidentiality.................................................. 66
12.3.       No Set-Off by the Borrower....................................... 67
12.4.       Employment of Experts............................................ 67
12.5.       Reliance by the Lenders.......................................... 67
12.6.       Notices  ........................................................ 67
12.7.       Time     ........................................................ 68
12.8.       Further Assurances............................................... 68
12.9.       Assignment....................................................... 68
12.10.      Exchange of Information.......................................... 70
12.11.      Counterparts..................................................... 70
12.12.      Entire Agreement................................................. 70
12.13.      Liability of Arranger............................................ 71

SCHEDULE 1.1.8
Applicable Margin and Stand-by Fee

SCHEDULE 1.1.18
Borrowing Notice

SCHEDULE 1.1.61
Lender's Commitments

SCHEDULE 7.1.13
Form of Compliance Certificate

SCHEDULE 12.9.4
Assignment and Assumption Agreement

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     THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of December 2, 2002

AMONG:

                 MAGNA ENTERTAINMENT CORP., as Borrower

                 - and -

                 THE GUARANTORS SET FORTH ON THE SIGNATURE PAGE
                 HEREOF, as Guarantors

                 - and -

                 BANK OF MONTREAL, acting through its Chicago lending office, as Lender

                 - and -

                 BANK OF MONTREAL, acting through its Chicago lending office, as Agent

                 - and -

                 BMO NESBITT BURNS, a division of Bank of Montreal, as Arranger

RECITALS:

A. The Borrower, the Guarantors, the Lender, the Agent and the Arranger entered into a Credit Agreement made as of May 1, 2002 (the "Original Credit Agreement"). The parties to the Original Credit Agreement entered into an amending agreement as of October 11, 2002 and Bank of Montreal has granted various waivers under the Original Credit Agreement (all of which are hereby confirmed).

B. The parties hereto wish to make further amendments to, and restate the terms of, the Original Credit Agreement, as amended.

          NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

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                                      - 2 -

                                   ARTICLE 1.
                                 INTERPRETATION

1.1.      DEFINITIONS

                 For the purposes of this Agreement:

          1.1.1. "ACQUISITION" means any transaction or series of transactions, consummated after the Closing Date, by which the Borrower or any of its Subsidiaries, directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of assets, purchase of shares or otherwise (a) acquires any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, (b) acquires beneficial ownership (as defined in Rule 13d-3 promulgated under the SECURITIES EXCHANGE ACT OF 1934, as amended) of securities of a Person engaged in any ongoing business representing more than 10% of the ordinary voting power for the election of directors or other governing position if the business and affairs of such Person are managed by a board of directors or other governing body, or (c) acquires beneficial ownership (as defined in Rule 13d-3 promulgated under the SECURITIES EXCHANGE ACT OF 1934, as amended) of more than 10% of the ownership interest in any Person engaged in any ongoing business that is not managed by a board of directors or other governing body;

          1.1.2. "ADVANCE" means any utilization of the Credit Facility by the Borrower (other than by way of Rollover or Conversion of a Loan already outstanding), whether by way of advance of a Base Rate Loan, Libor Loan or L/C Loan;

          1.1.3. "AFFILIATE" means, in respect of any corporation, any Person which, directly or indirectly, controls or is controlled by or is under common control with the corporation; and for the purpose of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the power to direct, or cause to be directed, the management and policies of a corporation whether through the ownership of voting shares, by contract or otherwise;

          1.1.4. "AGENT" means Bank of Montreal, in its capacity as administrative agent hereunder or any successor agent as provided in section 11.8;

          1.1.5. "AGGREGATE COMMITMENT" means, at any time, $100,000,000, subject to all permanent reductions effected from time to time pursuant to footnote (2) of Schedule 1.1.61 and pursuant to sections 2.4, 2.5 or 3.7, and subject to any increase effected pursuant to section 2.7, and inclusive of any L/C Loan outstanding pursuant to section 4.1.

          1.1.6. "AGREEMENT" means this agreement and the Disclosure Letter and all schedules attached to this agreement or to the Disclosure Letter, in each case as they may be amended or supplemented from time to time; the expressions "HEREOF", "HEREIN", "HERETO", "HEREUNDER", "HEREBY" and similar expressions refer to this Agreement as a whole (including the Disclosure Letter) and not to any particular article, section, schedule or other portion hereof, and the expression "ARTICLE" and "section" followed by a number or by a number and letter, and "SCHEDULE" followed by a letter, mean and refer to the specified article or section of or schedule to this Agreement, as applicable, except as otherwise specifically provided herein;

          1.1.7. "APPLICABLE LAW" means, in respect of any Person, property, transaction or event, all applicable laws, statutes, rules, by-laws and regulations, and all applicable official directives,

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                                      - 3 -

          orders, judgments and decrees of Governmental Bodies but solely to the extent they have the force of law (and, in the case of section 3.6 only, whether or not having the force of law but otherwise binding on such Person or such Person's property);

          1.1.8. "APPLICABLE MARGIN" means the margins expressed as a rate per annum set forth in Schedule 1.1.8 corresponding to the ratio of
          (i) Total Funded Debt less cash reflected on the Borrower's consolidated balance sheet to (ii) EBITDA (measured on a rolling four quarter basis) as calculated on the Closing Date and at the beginning of each Fiscal Quarter thereafter;

          1.1.9. "ASSIGNMENT AGREEMENT" has the meaning attributed to such term in section 12.9.4;

          1.1.10. "AUDITED FINANCIAL STATEMENTS" means the audited consolidated financial statements of the Borrower for the Fiscal Year ended December 31, 2001;

          1.1.11. "BANKING DAY" means a day on which (i) for all purposes other than in connection with a Libor Loan, banks are generally open for business in each of Toronto, Ontario, New York, New York, Chicago, Illinois and Los Angeles, California; and (ii) in connection with a Libor Loan, banks are generally open for business and on which dealings in foreign currency and exchange between banks may be carried on in each of Toronto, Ontario, New York, New York, Chicago, Illinois, Los Angeles, California and London, England and on which dealings in U.S. dollar deposits are transacted in the London interbank market;

          1.1.12. "BANK OF MONTREAL" means Bank of Montreal, acting through its Chicago lending office, or any other appropriate lending office in the United States of America designated thereby;

          1.1.13. "BASE RATE" means, for any day, the annual rate of interest equal to the greater of (i) the rate which the Agent establishes at its principal office in Chicago, Illinois as the reference rate of interest in order to determine interest rates it will charge on such day for commercial loans in U.S. dollars made to its customers in the United States of America and which it refers to as its "Base Rate", and (ii) the Federal Funds Effective Rate on such day plus 1% per annum, such rate to be adjusted automatically and without the necessity of any notice to the Borrower upon each change to such rate;

          1.1.14. "BASE RATE LOAN" means, at any time, any Loan which is outstanding at such time and in respect of which interest is to be calculated based on the Base Rate;

          1.1.15. "BNS FILINGS" means the filings under the Uniform Commercial Code recorded on March 7, 1994 against Gulfstream Park (evidencing a security interest in all personal property of Gulfstream Park) in favour of The Bank of Nova Scotia;

          1.1.16. "BORROWER" means Magna Entertainment Corp., a corporation existing under the laws of Delaware, and its successors and permitted assigns;

          1.1.17. "BORROWING DATE" means any Banking Day on which an Advance is made, or is to be made in accordance with a request of the Borrower;

          1.1.18. "BORROWING NOTICE" means a notice substantially in the form of Schedule 1.1.18;

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                                      - 4 -

          1.1.19. "BRANCH OF ACCOUNT" means the Agent's main branch located at Chicago, Illinois, or such other branch of the Agent located in the United States of America as the Agent may designate in writing to the Borrower at least 30 days prior to the redesignation of such Branch of Account;

          1.1.20. "CAPITAL EXPENDITURES" means, for any period, those expenditures of the Borrower or any Subsidiary made in connection with the purchase, lease, license, acquisition, erection, development, improvement, maintenance or construction of property of or by such Person (including any such property acquired pursuant to a Capital Lease Obligation) or any other expenditures, in all cases, which are required to be capitalized on the balance sheet of the Borrower or such Subsidiary in accordance with GAAP;

          1.1.21. "CAPITAL LEASE OBLIGATIONS" means the obligations of the Borrower or any Subsidiary to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall in each case be the capitalized amount thereof, determined in accordance with GAAP;

          1.1.22. "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, including the rules and regulations promulgated thereunder, as the same may be amended from time to time;

          1.1.23. "CHANGE IN CONTROL" means any event which results in Magna International Inc., The Stronach Trust, Frank Stronach and any member of his immediate family and their heirs and personal representatives in the aggregate being the beneficial holder, directly or indirectly, of less than 51% of the votes attaching to all Voting Interests of the Borrower;

          1.1.24. "CLOSING DATE" means the date on which this Agreement is executed and delivered by the parties hereto;

          1.1.25. "COMERICA FILINGS" means the filings under the Uniform Commercial Code recorded on December 28, 1998 against MI Racing (evidencing a security interest in all personal property of MI Racing) in favour of Comerica Bank;

          1.1.26. "COMPANY" means, collectively, the Borrower and all of its Subsidiaries;

          1.1.27. "CONTINGENT LIABILITIES" at any time means the amount of all indebtedness and liabilities, contingent or otherwise, of any other Person at such time,

          (a) guaranteed, directly or indirectly, in any manner by the Borrower or any Subsidiary including, without limitation, (i) by procuring the issue of letters of credit or other similar instruments for the benefit of that other Person, (ii) by endorsement of bills of exchange (otherwise than for collection or deposit in the ordinary course of business), or (iii) by the other Person assigning debts of the Borrower or any Subsidiary (whether or not represented by an instrument) with recourse to the Borrower or any Subsidiary;

          (b) in effect guaranteed, directly or indirectly, by the Borrower or any Subsidiary through an agreement, contingent or otherwise:

               (i) to purchase such indebtedness or liabilities or to advance or supply funds for the payment or purchase of such indebtedness or liabilities;

               (ii) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services in circumstances where the primary purpose of such agreement was to provide funds to the debtor to enable the debtor to make payment of such indebtedness or liabilities or to provide goods or services to the debtor to enable it to satisfy other liabilities, regardless of the delivery or non-delivery of the property, products, materials or supplies or the provision or non-provision of the services, including take or pay or throughput agreements; or

               (iii) to make any loan, advance, capital contribution to or other investment in the other Person for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition at any date or to provide funds for the payment of any liability, dividend or return of capital; or

          (c) secured by any Lien upon property owned by the Borrower or any Subsidiary, even though neither the Borrower nor any Subsidiary has assumed or become liable for the payment of such indebtedness or liabilities, provided that, if neither the Borrower nor any Subsidiary has assumed or become liable for such assumption, such indebtedness shall be deemed to be an amount equal to the lesser of (A) the amount of such indebtedness and liabilities and (B) the book value of such property;

          For purposes hereof, a Person shall not be deemed to have a Contingent Liability if it is the co-maker of the primary obligation and shall have one Contingent Liability if it has guaranteed the obligations of more than one primary obligor with respect to the same primary obligation.

          1.1.28. "CONVERSION" means, in respect of any Loan, the conversion of the method for calculating interest or fees on such Loan from one method to another, and includes a conversion to or from a Libor Loan;

          1.1.29. "CONVERSION DATE" means, in respect of any Loan, the Banking Day on which a Conversion thereof is made;

          1.1.30. "CORE LINE OF BUSINESS" means the ownership or operation of racetracks and pari-mutuel wagering activities, including (i) horse racing, (ii) dog racing, (iii) off-track betting facilities, (iv) account wagering and other gaming activities including, without limitation, slot machine and video lottery terminals, (v) a racetrack and casino complex currently under development in Austria, (vi) any food and beverage operations, sports bar operations, technology services, entertainment, the ownership and management of real estate and/or other activities, whether or not listed in section 6.1.1, associated with or ancillary or related to (i), (ii), (iii), (iv) and/or (v), above, including the ownership or operation of horse or dog training and boarding centres, arenas and restaurants, and (vii) the ownership and operation of two golf courses, one of which is located in Aurora, Ontario and the second of which is located in Oberwaltersdorf, Austria, and all operations related thereto;

          1.1.31. "CREDIT FACILITY" means the revolving credit facility made available to the Borrower by the Lenders pursuant to section 2.1;

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                                      - 6 -

          1.1.32. "DEFAULT" means any event which, but for the lapse of time, giving of notice or both, would constitute an Event of Default and, for greater certainty, includes for purposes of this Agreement other than Section 8.2.3 hereof, any event relating to Subordinated Debt which would, but for the lapse of time, giving of notice or both, enable the holders of Subordinated Debt to accelerate the maturity of the Subordinated Debt;

          1.1.33. "DISCLOSURE LETTER" means the letter of even date herewith prepared and signed by the Borrower and delivered to the Agent simultaneously with the execution hereof;

          1.1.34. "EBITDA" means, for any Person in any period, Net Income of such Person for such period:

          (a) increased by the sum of (without duplication) (i) income tax expense for such period; (ii) interest expense for such period;
               (iii) depreciation and amortization expense for such period; and
               (iv) non-cash losses incurred during such period to the extent such amounts were included in the calculation of Net Income for such period; and

          (b) decreased by all cash payments during such period relating to losses that were added back to Net Income under clause (a)(iv) above in determining EBITDA in any prior period;

          1.1.35. "ENVIRONMENTAL LAWS" means all Applicable Laws with respect to environmental, public health or safety matters, including without limitation, federal, state and local environmental statutes, regulations, ordinances, codes and by-laws relating to the protection and conservation of the environment (including the indoor environment);

          1.1.36. "ENVIRONMENTAL ORDERS" includes applicable orders, decisions or the like rendered by any Governmental Body under or pursuant to any Environmental Laws;

          1.1.37. "ENVIRONMENTAL PERMITS" includes all permits, certificates, approvals and licences issued by and registrations with any Governmental Body pursuant to or required under any Environmental Laws or Environmental Orders;

          1.1.38.   "ENVIRONMENTAL REPORTS" means the reports listed on Schedule
          1.1.38 of the Disclosure Letter;

          1.1.39. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

          1.1.40. "ERISA AFFILIATE" means (1) any corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Internal Revenue Code) as the Borrower; (2) any trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Internal Revenue Code) with the Borrower; and (3) a member of the same affiliated service group (within the meaning of section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (1) above or any trade or business described in clause (2) above; or (4) any other Person which is required to be aggregated with the Borrower pursuant to regulations promulgated under section 414(o) of the Internal Revenue Code;

          1.1.41. "EVENT OF DEFAULT" has the meaning attributed to such term in section 9.1;

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                                      - 7 -

          1.1.42. "EXCLUDED TAXES" means in relation to the Agent or any Lender, (a) those Taxes which are imposed or levied on or measured by or determined by reference to the overall net income, profits, gross receipts, net worth or capital of the Agent or any Lender or any of its applicable lending offices, and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on the Agent or any Lender or any of its applicable lending offices pursuant to the laws of the jurisdiction in which the Agent or Lender, as applicable, is organized or resident or in which the Agent's or Lender's principal office or applicable lending office is located, and
          (b) without limiting the generality of the foregoing, all franchise taxes, taxes on doing business or taxes measured by net income, capital, profits, gross receipts or net worth imposed on the Agent or any Lender or any of its applicable lending offices, whether collected by withholding or otherwise, as a result of the Agent or such Lender
          (i) carrying on a trade or business in the United States of America or having a permanent establishment in the United States of America, (ii) being organized under the laws of the United States of America or any political subdivision thereof, (iii) being or being deemed to be resident in the United States of America for income tax purposes, or
          (iv) not dealing at arm's length (as defined for the purposes of the Internal Revenue Code) with the Borrower, or which would not have been imposed had such Person satisfied a relevant authority that such Person was not a person mentioned in clause (i), (ii), (iii) or (iv) above;

          1.1.43. "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the annual rate of interest equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Agent from three United States of America federal funds brokers of recognized standing selected by it;

          1.1.44. "FISCAL YEAR" means the fiscal year of the Borrower, being January 1 to December 31;

          1.1.45. "FISCAL QUARTER" means a period of three consecutive months ending on March 31, June 30, September 30 or December 31, as the case may be, of each Fiscal Year;

          1.1.46. "GAAP" means, at any time, accounting principles generally accepted in the United States of America as recommended by the Financial Accounting Standards Board, applied on a consistent basis;

          1.1.47. "FRAUDULENT TRANSFER LAWS" has the meaning attributed thereto in section 10.1.3;

          1.1.48. "GUARANTEED OBLIGATIONS" has the meaning attributed thereto in section 10.1.1;

          1.1.49. "GUARANTORS" means, collectively, the guarantors set forth on the signature page hereof and any other Relevant Subsidiary (other than the Santa Anita Subsidiaries and the Lone Star Subsidiaries) that executes and delivers a Guaranty and, in the singular, any one of them;

          1.1.50.   "GUARANTY" means the guaranty set forth in Article 10;

          1.1.51. "GOVERNMENTAL BODY" means any government, parliament, legislature, or any regulatory authority, agency, commission or board of any government, parliament or legislature, or any court or (without limitation to the foregoing) any other law, regulation or rule-making

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                                      - 8 -

          entity (including, without limitation, any central bank, fiscal or monetary authority or authority regulating banks), having jurisdiction in the relevant circumstances over a Person or such Person's property, or any Person acting under the authority of any of the foregoing (including, without limitation, any arbitrator and the Racing and Gambling Regulatory Authorities);

          1.1.52. "HAZARDOUS SUBSTANCE" means any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto;

          1.1.53. "INTEREST PERIOD" means, with respect to each Libor Loan, the period selected by the Borrower in accordance with the provisions hereof and being of a duration of one, two or three months or such other period as the Agent (with the consent of all of the Lenders) may agree to from time to time, commencing on the Borrowing Date, Rollover Date or Conversion Date (as the case may be) of such Loan;

          1.1.54. "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations and rulings thereunder;

          1.1.55. "LAUREL AND PIMLICO FACILITY" means term credit facilities and a revolving credit facility provided by Mercantile-Safe Deposit and Trust Company in favour of Laurel Racing Association Limited Partnership and Pimlico Racing Association Inc. collectively having a principal amount outstanding at any time of not greater than $34,797,010, and includes any renewal or refinancing of any such facility provided the indebtedness thereof is not increased thereby above $34,797,010;

          1.1.56. "LAUREL AND PIMLICO L/C" means the letters of credit dated November 27, 2002 issued by Bank of Montreal in favour of Joseph LLC and Karin LLC in connection with the acquisition of Laurel Racing Association Limited Partnership and Pimlico Racing Association Inc., as the same may be extended or renewed from time to time;

          1.1.57. "L/C LENDER" means Bank of Montreal and its successors and permitted assigns in such capacity;

          1.1.58. "L/C LIMIT" means $40,000,000, as such amount is permanently reduced from time to time pursuant to sections 2.4, 2.5 or 3.7 or increased pursuant to section 2.7;

          1.1.59.   "L/C LOAN" means any Letter of Credit issued under
          Article 4;

          1.1.60. "LENDERS" means, collectively, Bank of Montreal together with any financial institutions which become parties hereto pursuant to section 12.9 and their respective successors and permitted assigns, and, in the singular, any one of them;

          1.1.61. "LENDER'S COMMITMENT", means, with respect to each Lender, the amount set forth opposite the name of such Lender in Schedule
          1.1.61 (and, in the case of Bank of Montreal, subject to footnote (1) of Schedule 1.1.61), in each case subject to such Lender's Rateable Portion of all permanent reductions effected from time to time pursuant to sections 2.4, 2.5 or 3.7

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                                      - 9 -

          or such Lender's Rateable Portion of all increases effected from time to time pursuant to section 2.7;

          1.1.62. "LETTER OF CREDIT" means a letter of credit or letter of guaranty issued by the L/C Lender in accordance with the provisions hereof;

          1.1.63. "LETTER OF CREDIT AGREEMENT" has the meaning attributed thereto in section 4.7;

          1.1.64. "LETTER OF CREDIT FEE" means, at any time, in respect of each Letter of Credit, a fee calculated on the basis of the actual number of days in the year for the period from the date of issuance thereof to the Maturity Date thereof, payable in advance in quarterly instalments (except that the first such instalment shall be in respect of the period from the date the Letter of Credit is issued to the last day of the then current Fiscal Quarter), at the rate per annum equal to the Applicable Margin for Libor Loans in effect at the time such instalment is payable, such fee to be adjusted automatically upon each change to such fee in accordance with Section 4.4;

          1.1.65. "LIBOR" means, in respect of a particular Libor Loan and Interest Period, the rate of interest per annum, calculated on the basis of a year of 360 days, equal to the arithmetic mean, rounded upwards to the nearest whole multiple of one-sixteenth of one percent (if already not such a multiple), of the rates which appear on the Telerate Page 3750 on the Dow Jones Telerate Service as of 11:00 a.m. (London time) on the day which is two Banking Days prior to the first day of such Interest Period or, if such rate is not available at such time, the arithmetic mean, rounded upwards to the nearest whole multiple of one-sixteenth of one percent (if already not such a multiple), of the interest rates, calculated on the basis of a year of 360 days, which, subject to section 3.5, the Agent has determined at or about 11:00 a.m. (London time) on the day which is two Banking Days prior to the first day of such Interest Period, as being the rate at which the leading banks in the London interbank eurocurrency market would offer the Agent for placing U.S. dollar deposits in an amount approximately equal to the amount of the particular Libor Loan for substantially the same number of days as such Interest Period for delivery on the first day of such Interest Period;

          1.1.66. "LIBOR LOAN" means, at any time, any Loan which is outstanding at such time in U.S. dollars and in respect of which interest is to be calculated based on Libor;

          1.1.67. "LIEN" means any mortgage, lien, pledge, assignment, charge, security interest, lease intended as security, title retention agreement, statutory right reserved in any Governmental Body, registered lease of real property, hypothec, levy, execution, seizure, attachment, garnishment or other similar encumbrance;

          1.1.68. "LOAN" means, at any time, the principal amount of all Obligations then outstanding under the Credit Facility pursuant to the same availment option, and,

          (a) in the case of a Libor Loan, pursuant to an Advance, Rollover or Conversion made on the same date and having the same Maturity Date; and

          (b) in the case of a Letter of Credit, relating to a single Letter of Credit, in which event the amount of the Loan shall be deemed to be the face amount of the Letter of Credit;

          1.1.69. "LOAN DOCUMENTS" means this Agreement and each Letter of Credit Agreement, and "LOAN DOCUMENT" means any one of them;

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                                     - 10 -

          1.1.70. "LONE STAR LEASE" means the amended and restated lease between MEC Lone Star, L.P. and Grand Prairie Sports Facilities Development Corporation, Inc. as the same may be amended, supplemented or replaced from time to time;

          1.1.71. "LONE STAR SECURITY" means the security interests granted by MEC Lone Star, L.P. in favour of Grand Prairie Sports Facilities Development Corporation, Inc. under the Lone Star Lease and under the security agreement between MEC Lone Star, L.P. and Grand Prairie Sports Facilities Development Corporation, Inc., and any amendment or replacement of any such security;

          1.1.72. "LONE STAR SUBSIDIARIES" means, collectively, MEC Lone Star, L.P., its general partner, MEC Texas Racing, Inc. and its limited partner Racetrack Holdings, Inc., MEC Texas Concessions, LLC and Texas Extreme Skatepark, LLC and, in the singular, any one of them;

          1.1.73. "MAJORITY LENDERS" means, at any time, the Lenders which are owed principal amounts under the Credit Facility aggregating at least 51% of all Loans outstanding under the Credit Facility or, if no Loans are then outstanding under the Credit Facility, the Lenders having at least 51% of the Aggregate Commitment at such time;

          1.1.74. "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, properties, assets, liabilities or prospects of the Company, taken as a whole;

          1.1.75.   "MATERIAL ADVERSE EFFECT" means a material adverse effect on
          (a) the business, condition (financial or otherwise), operations, properties, assets, liabilities or prospects of the Company, taken as a whole, or (b) the ability of the Borrower or any Guarantor to perform its Obligations under any Loan Document to which it is or is to be a party;

          1.1.76. "MATERIAL AUTHORIZATION" means any approval, permit, licence or similar authorization from, and any filing or registration with, any Governmental Body required by the Borrower or any Material Subsidiary to carry on its Core Line of Business as presently carried on by it (including, without limitation, all environmental and other permits, licenses and other authorizations required for the Borrower and each Material Subsidiary to carry on its Core Line of Business in accordance with Applicable Laws and further including, without limitation, all licensing requirements of the Racing and Gambling Regulatory Authorities in relation to the Borrower or any Material Subsidiary) in each jurisdiction in which it does so where the failure to have such approval, permit, licence, authorization, filing or registration could reasonably be expected to have a Material Adverse Effect;

          1.1.77. "MATERIAL SUBSIDIARY" means, collectively, the Guarantors, the Santa Anita Subsidiaries and the Lone Star Subsidiaries;

          1.1.78. "MATURITY DATE" means the last day of an Interest Period or Letter of Credit term (as applicable);

          1.1.79. "NET INCOME" of a Person for any period means the consolidated net income of such Person during such period after taxes, but before extraordinary items and unusual items (provided that pro forma earnings from Permitted Acquisitions incorporated in accordance with section 1.13 and net gains from sales of real estate held for sale or development and excess racetrack lands shall be included), all as determined in accordance with GAAP. In addition, there shall be included in Net Income all net income of such Person on a consolidated basis from investments in accordance with the equity method of accounting;

          1.1.80. "OBLIGATIONS" means all indebtedness (including any operating account debit balances in favour of any Lender), liabilities and other obligations of the Borrower and Guarantors to the Lenders or any of them hereunder and of the Borrower and Guarantors under any other Loan Document (including any amendments or supplements thereto), whether actual or contingent, direct or indirect, matured or not, now existing or arising hereafter and includes, without limitation, all unpaid principal, interest, fees and other amounts payable by the Borrower and Guarantors to the Lenders hereunder or under any other Loan Document;

          1.1.81. "OFFICER'S CERTIFICATE" means, unless otherwise provided herein, in respect of the Borrower, a certificate signed by any one of the Chair of the Board, the President, the Chief Financial Officer, the Secretary or any Vice President of the Borrower;

          1.1.82.   "PERMITTED ACQUISITION" means an Acquisition by the Borrower
          (i) that has received approval of the board of directors of the Borrower, (ii) that is within the Borrower's then current Core Line of Business, and (iii) in the case of the Acquisition of a racetrack business either (a) the acquired racetrack business is then in operation and generating positive EBITDA from operations, or (b) the aggregate cash outlay for such Acquisition does not exceed $10,000,000; or (c) if at the time of such Acquisition the Borrower utilizes less than 25% of the net cash proceeds from its first public markets transaction in 2002 for all Acquisitions made in reliance on this proviso and the pro forma ratio of Total Funded Debt (measured as at the end of the immediately preceding Fiscal Quarter based on the consolidated financial statements of the Borrower) to EBITDA (measured for the period comprising the immediately preceding Fiscal Quarter and the three Fiscal Quarters immediately preceding such preceding Fiscal Quarter on the consolidated financial statements of the Borrower) of the Borrower (measured on a consolidated basis) shall not be greater than 2.50:1.00, in each case, calculated after giving effect to each such Acquisition in accordance with section 7.1.17;

          1.1.83. "PERMITTED DEBT" means (i) the Credit Facility; (ii) unsecured trade and other accounts payable incurred in the ordinary course of business for the purpose of carrying on the same; (iii) the Santa Anita Facility; (iv) indebtedness under interest rate or currency hedging agreements entered into for the purpose of managing interest rate and currency risks of the Borrower or any Material Subsidiary and not for speculative purposes; (v) indebtedness of the Borrower to any of its Material Subsidiaries or of any Material Subsidiary to the Borrower or any other Material Subsidiary; (vi) indebtedness owing under, and not exceeding the amounts permitted to be outstanding under and secured by, Permitted Encumbrances and extensions, renewals or replacements of any Debt permitted under this clause (vi) provided the principal amount of such indebtedness thereunder or security therefor is not thereby increased beyond the original principal amount of such Debt; (vii) unsecured vendor-take-back indebtedness not exceeding $50,000,000 in the aggregate; (viii) the approximately $12 million of unsecured vendor-take-back indebtedness outstanding on the date hereof; (ix) indebtedness in an aggregate amount not exceeding $125,000,000, provided that such indebtedness is incurred or assumed in connection with the acquisition of new assets (whether or not a Permitted Acquisition), and, in each such case, the recourse of such indebtedness is limited (either contractually or structurally) to the assets being financed or acquired; (x) unsecured indebtedness in an aggregate amount not exceeding $5,000,000; (xi) indebtedness of a Subsidiary which becomes a Material Subsidiary after May 1, 2002;
          (xii) indebtedness under letters of credit, performance bonds and similar instruments in respect of land transfer tax claims, land development charges, gaming permits and other obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business; (xiii) the Lone Star Lease; (xiv) indebtedness of up to $6,000,000 in aggregate that may become due to the Estate of John K. Cooke in connection with the acquisition of Laurel Racing Association Limited Partnership, Pimlico Racing Association, Inc. and certain of their Affiliates; and (xv) Subordinated Debt;

          1.1.84.   "PERMITTED ENCUMBRANCES" means:

          (a) Liens for taxes, assessments or governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or the validity of which is being actively and diligently contested in good faith by the Borrower or a Subsidiary, as the case may be, in respect of which the Borrower or a Subsidiary has established on its books reserves considered by it to be adequate therefor, and for which any enforcement proceedings, if commenced, have been stayed or for which payment has been made in accordance with (g) below;

          (b) rights reserved to or vested in any Governmental Body by the terms of any lease, licence, franchise, grant or permit, or by any statutory provision, to terminate the same, to take action which results in an expropriation, or to require annual or other payments as a condition to the continuance thereof;

          (c) construction, mechanics', workers', repairers', carriers', warehousemen's and materialmen's Liens and Liens in respect of vacation pay, workers' compensation, social security, old age pension, employment insurance or similar statutory obligations, provided the obligations secured by such Liens are not yet due and payable and, in the case of construction Liens, which have not yet been filed or for which the Borrower or a Subsidiary has not received written notice of a Lien or for which a construction lien has been filed and the Borrower or a Subsidiary is contesting such Lien diligently and in good faith;

          (d) Liens arising from court or arbitral proceedings which have been commenced or are pending, provided that the claims secured thereby are being contested in good faith by the Borrower or a Subsidiary; any execution thereon has been stayed and continues to be stayed; and such Liens do not materially impair the use of the property in the business of the Borrower or the Subsidiary, as the case may be;

          (e) good faith deposits made in the ordinary course of business to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, surety, customs, performance bonds and other similar obligations;

          (f) deposits to secure public or statutory obligations or in connection with any matter giving rise to a Lien described in (c) above;

          (g) deposits of cash or securities in connection with any appeal, review or contestation of any Lien or any matter giving rise to a Lien described in (a) or (d) above;

          (h) minor title defects or irregularities, minor encroachments, zoning laws and ordinances, easements, servitudes, party wall agreements, licences, rights of way, restrictions that run with the land, leases, municipal by-laws and regulations or other similar encumbrances or privileges in respect of real property (including without limitation easements, rights of way and agreements for sewers, trains, gas and water mains or electric conduits, poles, wires and cable) which in the aggregate do not materially impair the use of such property by the Borrower or a Subsidiary, as the case may be, in the operation of its business, and which are not violated in any material respect by existing or proposed structures or land use;

          (i) Purchase Money Security Interests incurred or assumed in connection with clause (viii) of the definition of Permitted Debt with recourse limited to the asset acquired or Capital Lease Obligation incurred, or Liens in respect of personal property securing payment obligations up to an aggregate annual amount of $1,000,000;

          (j) security given by the Borrower or a Subsidiary to a public utility or any Governmental Body, when required by such utility or Governmental Body in connection with the operations of the Borrower or a Subsidiary, as the case may be, in the ordinary course of its business, which singly or in the aggregate do not materially impair the use of the asset concerned in the operation of the business of the Borrower or the Subsidiary, as the case may be;

          (k) the reservation in any original grants from the Crown of any land or interest therein and statutory exceptions to title;

          (l) Liens granted by the Borrower to any Guarantor or by any Guarantor to the Borrower or any other Guarantor;

          (m) any Lien, other than a construction Lien, payment of which has been provided for by deposit with the Agent on behalf of the Lenders of an amount in cash, or the obtaining of a surety bond or letter of credit satisfactory to the Lenders, sufficient in either case to pay or discharge such Lien or upon other terms satisfactory to the Lenders;

          (n) any Lien securing Permitted Debt, unless same is by definition unsecured;

          (o)  the Santa Anita Security and the Lone Star Security;

          (p) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in or exercised under any lease and any statutory or common law rights of landlords for rent or compliance with the terms of such lease;

          (q) rights and interests created by notice registered by any transportation authority with respect to proposed roads or highways which do not materially impair the use of real property owned or leased by the Borrower or a Subsidiary in the operation of the business of the Borrower or a Subsidiary;

          (r) the granting by the Borrower or a Subsidiary in the ordinary course of its business of any lease, sub-lease, tenancy or right of occupancy to any person in respect of real property owned or leased by the Borrower or a Subsidiary;

          (s) applicable municipal by-laws, development agreements, subdivision agreements, site plan agreements, zoning laws and building restrictions which do not in the aggregate materially adversely affect the current use of the property affected thereby and provided that the same have been complied with in all material respects;

          (t) any attachment or judgment Lien not constituting an Event of Default;

          (u) Liens existing on assets of any Person at the time such Person becomes a Subsidiary, provided that (i) such Lien was not created in contemplation of such Person becoming a Subsidiary, and (ii) such Lien does not encumber any assets other than the assets subject to such Lien at the time such Person becomes a Subsidiary;

          (v) other Liens incidental to the conduct of the business or the ownership of the assets of the Borrower or any Subsidiary that
               (i) were not incurred in connection with borrowed money, (ii) do not in the aggregate materially impair the use of the assets subject to the Lien in the operation of such business and (iii) do not secure obligations aggregating in excess of $1,000,000;

          (w)  security granted in support of the Laurel and Pimlico L/C; and

          (x) any other Lien which the Lenders approve in writing as a Permitted Encumbrance;

          1.1.85. "PERSON" means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal or personal representative, Governmental Body or any other legal entity;

          1.1.86. "PLAN" means an employee benefit plan defined in section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in section 3(5) of ERISA;

          1.1.87. "PURCHASE MONEY SECURITY INTEREST" means any Lien given, assumed or arising by operation of law to provide or secure, or to provide the obligor with funds to pay, the whole or any part of the consideration for the acquisition of property where the principal amount of the obligation secured by such Lien (i) is not in excess of the cost to the obligor of the property encumbered thereby and (ii) is secured only by the property being acquired by the obligor, and includes the renewal or refinancing of any such Lien upon the same property provided that the indebtedness secured and the security therefor are not increased thereby;

          1.1.88. "RACING AND GAMBLING REGULATORY AUTHORITIES" means the racing and gambling regulatory authorities in each state where the Borrower or any Material Subsidiary maintain racetracks and/or carry on business, including (without limitation) the California Horse Racing Board, the Division of Pari-Mutual Wagering within the Florida Department of Business and Professional Regulation, the Pennsylvania Harness Racing Commission and the Nevada Gaming Commission;

          1.1.89. "RATEABLE PORTION" means in respect of each Lender at any time the proportion that its Lender's Commitment at such time bears to the Aggregate Commitment at such time;

          1.1.90.   "REAL PROPERTY" has the meaning attributed thereto in
          section 6.1.9;

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                                     - 15 -

          1.1.91. "REGISTRATION STATEMENT" means the registration statement of the Borrower dated November 15, 2001 on Form S-1 (No. 333-70520), as amended to and including April 4, 2002, and related prospectuses for the registration of securities of the Borrower under the SECURITIES ACT OF 1933, as amended;

          1.1.92. "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, in effect from time to time;

          1.1.93. "RELEASE" means any spill, deposit, disposal, addition, emission, discharge, leak or other release;

          1.1.94. "RELEVANT SUBSIDIARY" means at any time, a Subsidiary of the Borrower that is incorporated, existing and carries on business in the United States of America (a) having assets with an aggregate net book value in excess of 10% of the aggregate net book value of the total assets of the Borrower, determined on a consolidated basis, including such Subsidiary (in each case, determined as of the last day of the most recent fiscal quarter of such Person), or (b) having EBITDA in excess of 10% of EBITDA of the Borrower, determined on a consolidated basis, including such Subsidiary (in each case, for the four consecutive Fiscal Quarters most recently ended), in the case of each of (a) and (b), as shown in an Officer's Certificate delivered pursuant to section 7.1.17 or (c) as may be designated by the Borrower in its sole discretion as a Relevant Subsidiary by written notice provided to the Agent (whether or not it is incorporated, existing and carries on business in the United States of America); provided, however, the Subsidiaries listed on Schedule 1.1.94 of the Disclosure Letter (and their successors and assigns), for purposes hereof, shall each be deemed to always be a Relevant Subsidiary, and provided further that MEC Holdings (USA) Inc. shall not be a Relevant Subsidiary;

          1.1.95. "REPLACEMENT COST" means, with respect to any property or asset, the cost of repairing, replacing or reinstating such property or asset with materials of like kind and quality and for like occupancy (where applicable) on the same or a similar site, in accordance with the requirements of any applicable municipal by-laws and without deduction for depreciation;

          1.1.96.   "REPORTABLE EVENT" means any of the events described in
          section 4043 of ERISA;

          1.1.97. "RESTRICTED PAYMENT" shall mean, with respect to any Person, any payment by such Person (i) of any dividends on any of its equity securities, (ii) on account of, or for the purpose of setting apart any property for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any of its equity securities or any warrants, options or rights to acquire any such shares, or the making by such Person of any other distribution in respect of any of its equity securities, (iii) of any principal of or interest or premium on or of any amount in respect of a sinking or analogous fund or defeasance fund for any indebtedness of such Person ranking in right of payment subordinate to any liability of such Person under the Loan Documents, (iv) of any principal of or interest or premium on or of any amount in respect of a sinking or analogous fund or defeasance fund for any indebtedness of such Person to a shareholder of such Person or to an Affiliate of a shareholder of such Person, (v) of any management, consulting or similar fee or any bonus payment or comparable payment, or by way of gift or other gratuity, to any Affiliate of such Person or to any director or officer of any such Affiliate, or (vi) any loan to any director, officer or employee of the Borrower or of any Affiliate of the Borrower; provided that payments of rent and payments for goods and services rendered in the ordinary course of business shall not be Restricted Payments;

          1.1.98. "ROLLOVER" means, in respect of a Libor Loan, the continuation of such Loan or any portion thereof for a succeeding Interest Period in accordance with the provisions hereof;

          1.1.99. "ROLLOVER DATE" means a Banking Day on which a Rollover of all or a portion of the Loan is made;

          1.1.100. "SANTA ANITA FACILITY" means (i) the term loan credit agreement dated as of November 15, 1999 and (ii) the revolving credit agreement dated as of November 1, 2001 between Los Angeles Turf Club, Incorporated and Wells Fargo Bank, National Association, collectively having a principal amount outstanding at any time of not greater than $85,000,000, and includes any renewal or refinancing of any such facility provided the indebtedness thereof or security therefor is not increased thereby;

          1.1.101. "SANTA ANITA SECURITY" means the security documents and guaranties securing and supporting the Santa Anita Facility, and includes any amendment or replacement of any such security or guaranty provided the property subject thereto or security interest in relation thereto is not increased;

          1.1.102. "SANTA ANITA SUBSIDIARIES" means, collectively, The Santa Anita Companies, Inc. and Los Angeles Turf Club, Incorporated and, in the singular, either one of them;

          1.1.103. "SECURITIES ACTS" means both the SECURITIES ACT OF 1933, as amended, and the SECURITIES EXCHANGE ACT OF 1934, as amended, and the respective rules and regulations promulgated thereunder;

          1.1.104. "SECURITIES COMMISSION" means the Securities and Exchange Commission of the United States of America, or other Governmental Body in replacement thereof;

          1.1.105. "SUBORDINATED DEBT" means up to $75,000,000 principal amount of 7.25% convertible subordinated notes due December 15, 2009 issued by the Borrower, as the same may be amended or modified from time to time on the terms approved by the Majority Lenders; provided that amendments and modifications relating solely to administrative matters need only be approved by the Agent;

          1.1.106. "SUBSIDIARY" means, with respect to any Person at any time, any Person of which at least a majority of the votes attaching to Voting Interests are at the time, directly or indirectly, owned by such Person;

          1.1.107. "TAXES" means all taxes of any kind or nature whatsoever including, without limitation, income taxes, sales or value-added taxes, goods and services or use taxes, levies, imposts, stamp taxes, royalties, duties, and all fees, deductions, charges and withholdings imposed, levied, collected, withheld or assessed as of May 1, 2002 or at any time thereafter, by any Governmental Body of or within the United States of America or any other jurisdiction whatsoever having power to tax, together with penalties, fines, additions to tax and interest thereon;

          1.1.108. "TERMINATION DATE" means October 10, 2003, or such earlier date as the entire balance of the Loans under the Credit Facility may become due hereunder, whether by acceleration or otherwise; or, in each case, such later date to which the Credit Facility has been extended pursuant to section 2.6;

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                                     - 17 -

          1.1.109. "TOTAL FUNDED DEBT" of any Person at any particular time means the aggregate (without duplication) of the following amounts with respect to such Person determined on a consolidated basis at such time:

          (a) indebtedness for money borrowed and indebtedness represented by notes payable and drafts accepted representing extensions of credit (including, as regards any note or draft issued at a discount, the face amount of such note or draft);

          (b) all obligations (whether or not with respect to the borrowing of money) which are evidenced by bonds, debentures, notes or other similar instruments or not so evidenced but which would be considered to be indebtedness for borrowed money in accordance with GAAP;

          (c) all indebtedness for borrowed money upon which interest charges are customarily paid;

          (d) Capital Lease Obligations and all other indebtedness issued or assumed as full or partial payment for property or services or by way of capital contribution; and

          (e) any Contingent Liability relating to an obligation of a type referred to in (a) to (d) above,

          including (without limitation) the aggregate of all Loans at such time; provided that Subordinated Debt, trade payables, expenses accrued in the ordinary course of business, customer advance payments and deposits received in the ordinary course of business shall not constitute funded debt;

          1.1.110. "TOTAL INTEREST EXPENSE" of any Person for any period means the aggregate amount of:

          (a) interest (including amortization of original issue discount on any indebtedness and stamping fees on bankers' acceptances);

          (b) dividends on securities calculated on the basis of a fixed or floating sum or percentage or by reference to a fixed or floating sum or percentage; and

          (c) all but the principal component of rental payments in respect of Capital Lease Obligations,

          accrued, whether paid or not, by such Person during such period, determined on a consolidated basis in accordance with GAAP. For the purpose of this definition, (i) interest on Subordinated Debt, and
          (ii) amounts payable under or receivable pursuant to interest rate hedging arrangements (including interest swap arrangements) in respect of which no default has occurred and is continuing shall, without duplication, be taken into account in calculating Total Interest Expense;

          1.1.111. "U.S. DOLLARS" means lawful money of the United States of America; and

          1.1.112. "VOTING INTERESTS" means shares of capital stock issued by a corporation (or other equivalent ownership interests in any other Person), the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

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                                     - 18 -

1.2.      GENDER AND NUMBER

                 Words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3.      CERTIFICATE OF THE AGENT AS TO RATES, ETC.

                 A certificate of the Agent on behalf of the Lenders certifying the amount of the Applicable Margin, the Letter of Credit Fee, the Base Rate, the Federal Funds Effective Rate or Libor at any particular time in respect of any Loan made or maintained or to be made or maintained by the Lenders or any of them hereunder shall be PRIMA FACIE evidence thereof. No provision hereof shall be construed so as to require the Agent or any Lender to issue a certificate at any particular time.

1.4.      INVALIDITY, ETC.

                 Each of the provisions contained in any Loan Document is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of such Loan Document or of any other Loan Document. Without limiting the generality of the foregoing, if any amounts on account of interest or fees or otherwise payable by the Borrower or the Guarantors to the Agent or the Lenders hereunder exceed the maximum amount recoverable under Applicable Law, the amounts so payable hereunder shall be reduced to the maximum amount recoverable under Applicable Law.

1.5.      HEADINGS, ETC.

                 The division of a Loan Document into articles, sections and clauses, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of such Loan Document.

1.6.      GOVERNING LAW

                 Except as otherwise specifically provided, the Loan Documents shall be governed by and construed in accordance with the laws of the State of New York.

1.7.      ATTORNMENT

                 Each of the parties hereto irrevocably and unconditionally submits and attorns, for itself and its property, to the non-exclusive jurisdiction of any court of the State of New York or federal court of the United States of America sitting in the County and State of New York, and any appellate court therefrom for all matters arising out of or in connection with this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard in any such State of New York court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

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                                     - 19 -

1.8.      JUDGMENT CURRENCY

                 All amounts to be paid pursuant to this Agreement shall be payable when due in U.S. dollars, in the full amount due, without deduction for any variation in any rate of exchange (as defined below). Each party hereto hereby agrees to indemnify the other parties hereto against any loss incurred by any of them as a result of any judgment or order being given or made for the amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation as between (a) the rate of exchange at which the amount in U.S. dollars is converted into the Judgment Currency for the purpose of such judgment or order and (b) the rate of exchange at which such party is then able to purchase U.S. dollars with the amount of the Judgment Currency actually received by it. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency with or from U.S. dollars.

1.9.      WAIVER OF JURY

                 The Borrower, each Guarantor, the Agent, the Arranger and the Lenders hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated hereby, the Advances or any actions by the Agent, the Arranger or any Lender in the negotiation, administration, performance or enforcement thereof.

1.10.     REFERENCES

                 Except as otherwise specifically provided, reference in any Loan Document to any contract, agreement or any other instrument (including, without limitation, any other Loan Document) shall be deemed to include references to the same as varied, amended, restated, supplemented or replaced from time to time and reference in any Loan Document to any enactment, including without limitation, any statute, law, by-law, regulation, ordinance or order, shall be deemed to include references to such enactment as re-enacted, amended or extended from time to time.

1.11.     CURRENCY

                 Except as otherwise specifically provided herein, all monetary amounts in this Agreement are stated in U.S. dollars.

1.12.     THIS AGREEMENT TO GOVERN

                 If there is any inconsistency between the terms of this Agreement and the terms of any other Loan Document, or if any matter set forth in a Letter of Credit Application or Letter of Credit is otherwise addressed herein, the provisions hereof shall prevail.

1.13.     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

                 Except as otherwise specifically provided herein, all accounting terms shall be applied and construed in accordance with GAAP (including, without limitation, determining the amount of any Contingent Liability). For the purpose of determining compliance with the financial covenants set forth in section 7.1.18, unless expressly provided to the contrary or unless the Agent (with the consent of the Majority Lenders) otherwise agrees at the request of the Borrower, all computations shall be calculated on a consolidated basis, and for the purposes of including the operating results from any Acquisition on a

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                                     - 20 -

pro forma basis for the financial covenants set out in section 7.1.18, the Borrower shall include such operating results in determining compliance with the financial covenants in good faith, making such adjustments, assumptions and changes necessary to reflect differences in accounting policies or principles which are permitted or required to be made to pro forma financial statements pursuant to the Securities Acts, and the rules and regulations promulgated thereunder, including Regulation S-X.

1.14.     DETERMINATION OF AMOUNT OF LOANS

                 For the purpose of determining the amount of Loans or any Loan at any time, there shall be deemed to be outstanding and advanced in addition to amounts outstanding and directly advanced, without duplication and without affecting other provisions hereof regarding the basis for the calculation of interest or fees, the maximum amount of all contingent liabilities of the Lenders pursuant to Letters of Credit then outstanding.

1.15.     COMPUTATION OF TIME PERIODS

                 Except as otherwise specifically provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

1.16.     ACTIONS ON DAYS OTHER THAN BANKING DAYS

                 Except as otherwise specifically provided herein, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Banking Day and, as a result, such payment cannot be made or action cannot be taken on such day, then this Agreement shall be deemed to provide that such payment shall be made or such action shall be taken on the first Banking Day after such day and interest and fees shall be calculated accordingly. If the payment of any amount is deferred for any period under this section, then such period shall, unless otherwise provided herein, be included for purposes of the computation of any interest or fees payable hereunder.

1.17.     ORAL INSTRUCTIONS

                 Notwithstanding any other provision herein regarding the delivery of notices, including Borrowing Notices, by the Borrower, the Agent shall in its sole discretion be entitled to act upon the oral instructions of the Borrower, or any Person reasonably believed by the Agent to be a Person authorized by the Borrower to give instructions, regarding any request for an Advance, Rollover, Conversion or issuance of Letters of Credit. All such oral instructions shall be at the risk of the Borrower and must be confirmed in writing by the Borrower on the same Banking Day as the verbal instruction is given. The Agent shall not be responsible for any error or omission in such instructions or in the performance thereof except in the case of gross negligence, wilful misconduct, fraud or illegal acts by the Agent or any of its officers, directors, employees, agents or representatives.

1.18.     INCORPORATION OF SCHEDULES

                 The following schedules annexed hereto shall, for all purposes hereof, form part of this Agreement:

                 Schedule 1.1.8     Applicable Margin and Stand-by Fee
                 Schedule 1.1.18    Borrowing Notice
                 Schedule 1.1.61    Lender's Commitments

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                                     - 21 -

                 Schedule 7.1.13    Form of Compliance Certificate
                 Schedule 12.9.4    Assignment and Assumption Agreement

                                   ARTICLE 2.
                                 CREDIT FACILITY

2.1.      ESTABLISHMENT OF CREDIT FACILITY

          2.1.1. Subject to the terms and conditions of this Agreement, the Lenders hereby severally establish a revolving credit facility (the "Credit Facility") in favour of the Borrower in accordance with their respective Lender's Commitments.

          2.1.2. The Credit Facility shall be available, at the option of the Borrower, by way of Advances of: (i) Base Rate Loans in U.S. dollars;
          (ii) Libor Loans in U.S. dollars; and (iii) Letters of Credit in U.S. dollars.

          2.1.3. Notwithstanding any other provision of this Agreement, no Lender shall be obligated to make its Rateable Portion of any Advance (and the Borrower shall not request any Advance to be made) to the extent that on any relevant Borrowing Date, after giving effect to any Advance requested: (i) the aggregate principal amount of such Lender's Rateable Portion of all Loans under the Credit Facility would exceed its Lender's Commitment at such time; or (ii) the aggregate principal amount of all Loans under the Credit Facility would exceed the Aggregate Commitment at such time.

          2.1.4. The Credit Facility is to be used for general corporate purposes of the Borrower and its Subsidiaries, including for purposes of financing Permitted Acquisitions, Capital Expenditures and working capital needs.

          2.1.5. At no time shall the aggregate amount of all Loans outstanding under the Credit Facility exceed the Aggregate Commitment.

2.2.      REVOLVING NATURE OF OPERATING FACILITY

                 The Borrower may, until the Termination Date, increase or decrease the Obligations under the Credit Facility by making drawdowns, repayments and further drawdowns up to the Aggregate Commitment from time to time. The Aggregate Commitment and each of the Lender's Commitments shall be reduced to nil on the Termination Date, and the Borrower shall repay to the Agent for the account of the Lenders on the Termination Date all amounts then outstanding under the Credit Facility. In the event that the Aggregate Commitment is reduced pursuant to Schedule 1.1.61 on May 1, 2003, the Borrower shall repay to the Agent for the account of Bank of Montreal on May 1, 2003, the amount by which the aggregate amount of all Loans owing to Bank of Montreal under the Credit Facility which are outstanding at the end of business on April 30, 2003 exceeds $50,000,000.

2.3.      REPAYMENT UNDER CREDIT FACILITY

                 The Borrower may from time to time (without premium or penalty) on any Banking Day repay to the Agent for the account of the Lenders, Loans or portions thereof under the Credit Facility, provided that any such repayment (i) if Bank of Montreal is the only Lender hereunder (a) shall be in an amount of at least $100,000 and any greater amount shall be an integral multiple of $10,000 and (b) shall be effected on the same Banking Day on which notice in writing is provided to the Agent if received

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                                     - 22 -

prior to 12:00 noon (Chicago time) or on the next succeeding Banking Day if not received by such time, in either case, such notice, once given, shall be irrevocable and binding upon the Borrower, or (ii) if Bank of Montreal is not the only Lender hereunder, (x) shall be in an amount of at least $1,000,000 and any greater amount shall be an integral multiple of $100,000, and (y) shall only be effected on at least three Banking Days' notice in writing to the Agent which notice, once given, shall be irrevocable and binding upon the Borrower, and
(iii) any repayment of a Libor Loan other than on the Maturity Date applicable thereto, pursuant to either clause (i) or (ii) of this section 2.3, shall be subject to the payment of the expenses payable pursuant to section 3.8. Any repayments made under this section 2.3 shall not reduce any Lender's Commitment or the Aggregate Commitment.

2.4.      MANDATORY REPAYMENT FROM PUBLIC OFFERINGS

          2.4.1. Subject to section 2.4.2, all net cash proceeds (after giving effect to underwriters' commissions, discounts and payment of offering-related expenses, including (without limitation) underwriters' fees and expenses, Securities Commission filing fees, stock exchange listing fees and fees and disbursements of counsel to the Borrower and, if paid by the Borrower, underwriters), up to the lesser of (i) $75,000,000 and (ii) the amount of all Obligations then outstanding, of each public offering of debt or equity completed by the Borrower (excluding the proceeds of the Borrower's first public markets transaction in 2002) shall be paid to the Agent for the account of the Lenders for application against such of the Obligation's outstanding under the Credit Facility as shall reasonably be determined by the Borrower; provided, however, such proceeds shall not be applied to any L/C Loans or, at the Borrower's option, Libor Loans, until the Maturity Date applicable thereto and, until such application, the proceeds allocated for such purpose shall be held by the Agent for the account of the Lenders and invested on behalf of the Borrower in an interest-bearing investment (or investments) as security for the repayment of future indebtedness of the Borrower under such L/C Loan or Libor Loan, with interest earned thereon, if any, to be paid to the Borrower on repayment of such Loans. The amount of such application so made shall be permanent and irrevocable and each Lender's Commitment shall be reduced rateably.

          2.4.2. On any Banking Day which is at least 45 days prior to the closing of any such offering, the Borrower may in writing request the consent of the Lenders for it to retain all or part of such proceeds in lieu of remitting such proceeds to the Agent for the account of the Lenders otherwise required pursuant to section 2.4.1. The decision of each Lender in this regard shall be made in its sole discretion. The Agent shall forthwith provide a copy of such request to each Lender. Each Lender shall notify the Agent as to whether it consents to such request within 15 days of receipt thereof. If any Lender does not provide such notice within such time, such Lender shall be deemed to have not consented to such request. On the earlier of (i) the Banking Day next following the date on which the Agent is in receipt of notices from all Lenders; and (ii) the second Banking Day following the last day for receipt by the Agent of such notices, the Agent shall give written notice to the Borrower and each of the Lenders, with respect to each Lender, whether such Lender has consented to the request. If all the Lenders consent to any such request, the proceeds from the offering in respect of which such request was made shall be retained by the Borrower and not remitted to the Agent for the account of the Lenders. If any Lender (for purposes of this section 2.4.2, each a "Non-Consenting Lender") does not so consent (or is deemed to not so consent), the Borrower may elect to have one or more substitute Lenders (arranged by the Borrower at its expense) assume the Lender's Commitment of such Non-Consenting Lender pursuant to section 12.9.4 (other than clause (a) thereof). Such assignment shall be made without recourse to, warranty by (except as to title) or expense to the assigning Lender except with respect to past acts of such Lender. If the full amount of the Lender's

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                                     - 23 -

          Commitment of the Non-Consenting Lender is not so assumed, the Borrower shall pay to the Agent such Non-Consenting Lender's remaining Rateable Portion of the Borrower's net cash proceeds referred to in section 2.4.1 for the account of the Non-Consenting Lender, for application against the unassumed portion of the Non-Consenting Lender's Rateable Portion of the Loans outstanding under the Credit Facility; provided, however, such payment shall not be applied to any L/C Loans or, at the Borrower's option, Libor Loans, until the Maturity Date applicable thereto and, until such application, the proceeds allocated for such purpose shall be held by the Agent for the account of the Lenders and invested on behalf of the Borrower in an interest-bearing investment (or investments) as security for the repayment of future indebtedness of the Borrower under such L/C Loan or Libor Loan, with interest earned thereon, if any, to be paid to the Borrower on repayment of such Loans. The amount of such application so made shall be permanent and irrevocable and upon all such Loans outstanding having been prepaid in accordance with the foregoing, the Lender's Commitment of such Non-Consenting Lender which has not been assigned pursuant to section 12.9.4 shall be cancelled and reduced by the amount of the principal prepayment hereunder (or commitment reduction).

2.5.      VOLUNTARY REDUCTION IN AGGREGATE COMMITMENT

                 The Borrower shall have the right at any time and from time to time, by giving at least two Banking Days' notice to the Agent which notice, once given, shall be irrevocable and binding upon the Borrower, to reduce the then applicable Aggregate Commitment to a lower amount which is not less than the principal amount of all Obligations then outstanding under the Credit Facility. Such notice shall specify the amount of the reduction, which shall be in an integral multiple of $1,000,000. The amount of any such reduction so made by the Borrower shall be permanent and irrevocable and each Lender's Commitment shall be reduced rateably.

2.6.      EXTENSION OF CREDIT FACILITY

                 On any Banking Day which is at least 60 days prior to the Termination Date, the Borrower may request that the Termination Date be extended to the date which is 364 days after the date on which its extension request delivered hereunder is accepted by the Lenders pursuant to this section 2.6. The decision of each Lender in this regard shall be made in its sole discretion. The Agent shall forthwith provide a copy of such extension request to each Lender. Each Lender shall notify the Agent as to whether it consents to the extension request within 30 days of receipt of a copy from the Agent. If any Lender does not provide such notice within such time, such Lender shall be deemed to have refused such extension. On the earlier of (i) the Banking Day next following the date on which the Agent is in receipt of notices from all Lenders; and (ii) the second Banking Day following the last day for receipt by the Agent of such notices, the Agent shall give written notice to the Borrower and to each of the Lenders advising, with respect to each Lender, whether such Lender has consented to the extension. If all of the Lenders consent to any such request, the Termination Date shall be extended to the date which is 364 days thereafter. If any Lender (for purposes of this section 2.6, each a "Non-Consenting Lender") elects not to so extend the Termination Date (or is deemed to not so elect), the Borrower may elect to have one or more substitute Lenders (arranged by the Borrower at its expense) assume the Lender's Commitment of such Non-Consenting Lender pursuant to section 12.9.4 (other than clause (a) thereof). Such assignment shall be made without recourse to, warranty by (except as to title) or expense to the assigning Lender except with respect to past acts of such Lender. If the full amount of the Lender's Commitment of the Non-Consenting Lender is not so assumed, the Borrower may elect to prepay the Non-Consenting Lender's Rateable Portion of the Loans outstanding under the Credit Facility on, in respect of any (a) Base Rate Loan, any day; (b) Libor Loans, the applicable Interest Period end dates or such other date provided the Borrower pays all amounts payable in connection with such prepayment pursuant to section 3.8;

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                                     - 24 -

and (c) L/C Loans, the applicable Maturity Dates. Upon all such Loans outstanding having been prepaid in accordance with the foregoing, the Lender's Commitment of such Non-Consenting Lender shall be cancelled and reduced to zero. If (x) the Termination Date has been extended pursuant hereto, and (y) there remains any Non-Consenting Lender whose Lender's Commitment has not been assumed or whose Rateable Portion of the Loans outstanding under the Credit Facility have not been prepaid, the Lender's Commitment of such Non-Consenting Lender shall be cancelled and reduced to zero on the old Termination Date and such Non-Consenting Lender's Rateable Portion of the Loans outstanding under the Credit Facility, together with accrued interest, shall be repaid in full, in each case, on the old Termination Date.

2.7.      INCREASE IN AGGREGATE COMMITMENT

                 On a Banking Day which is at least 60 days prior to the Termination Date, the Borrower may request that the Aggregate Commitment be increased in an amount of at least $10,000,000 and any greater amount shall be an integral multiple of $1,000,000. The decision of each Lender in this regard shall be made at its sole discretion. The Agent shall forthwith provide a copy of such increase request to each Lender. Each Lender shall notify the Agent as to whether it consents to the increase request within 15 days of receipt of a copy from the Agent, the amount of such increase such consenting Lender agrees to underwrite (up to its Rateable Portion) and, if such Lender is willing to underwrite an amount in excess of its Rateable Portion of the requested increase, the amount of such excess. If any Lender does not provide such notice within such time, such Lender shall be deemed to have refused such increase. On the earlier of (i) the Banking Day next following the date on which the Agent is in receipt of notices from all Lenders; and (ii) the second Banking Day following the last day for receipt by the Agent of such notices, the Agent shall give written notice to the Borrower and to each of the Lenders advising, with respect to each Lender, whether such Lender has consented to the increase and the amount of such increase such consenting Lender has agreed to underwrite. The Agent shall have the sole discretion to allocate to Lenders willing to underwrite more than their Rateable Portion of the requested increase any amounts that other Lenders are not willing to underwrite. If Lenders consent to increase the Aggregate Commitment by the amount requested, subject as hereinafter provided, the Aggregate Commitment shall be increased by the amount set forth in the request in proportion to each Lender's Rateable Portion if all Lenders agree to the full amount of the requested increase, or otherwise in such proportion as may be determined by the Agent in its sole discretion. Prior to any increase in the Aggregate Commitment becoming effective, the parties hereto shall enter into an agreement amending the terms of this Agreement (and any agreement delivered pursuant hereto) to give effect to such increase and to incorporate such changes as the Lenders and Borrower may agree. If the Borrower and all Lenders are unable to agree to such changes (each disagreeable Lender for purposes of this section 2.7, a "Non-Consenting Lender"), or if any Lender (for purposes of this section 2.7, each also a "Non-Consenting Lender") does not consent (or is deemed to not so consent) to the full amount of the increase request as aforesaid, the Borrower may elect to have one or more substitute Lenders (arranged by the Borrower at its expense) assume the Lender's Commitment of such Non-Consenting Lender pursuant to section 12.9.4 (other than clause (a) thereof). Such assignment shall be made without recourse to, warranty by (except as to title) or expense to the assigning Lender except with respect to past acts of such Lender. If the full amount of the Lender's Commitment of the Non-Consenting Lender is not so assumed, the Borrower, at its option, shall either (a) withdraw its request for such increase and pay all the Agent's and Lenders' reasonable costs and expenses incurred to consider such request, or (b) pay to the Agent for the account of the Non-Consenting Lender, in an amount equal to, and for application against, the unassumed portion of the Non-Consenting Lender's Rateable Portion of the Loans outstanding under the Credit Facility; provided, however, such payment shall not be applied to any L/C Loans or, at the Borrower's option, Libor Loans, until the Maturity Date applicable thereto and, until such application, the proceeds allocated for such purpose shall be held by the Agent for the account of the Lenders and invested on

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                                     - 25 -

behalf of the Borrower in an interest-bearing investment (or investments) as security for the repayment of future indebtedness of the Borrower under such L/C Loan or Libor Loan, with interest earned thereon, if any, to be paid to the Borrower on repayment of such Loans. The amount of such prepayment so made shall be permanent and irrevocable and upon all such Loans outstanding having been prepaid in accordance with the foregoing, the Lender's Commitment of such Non-Consenting Lender shall be cancelled and reduced to zero. The Borrower shall not be entitled to make more than one request for an increase in the Aggregate Commitment in any Fiscal Quarter and any request made but withdrawn after the Agent provides the Lender with a copy of the request pursuant to clause (a) of this section 2.7 shall constitute a request for such purposes.

                                   ARTICLE 3.
               GENERAL PROVISIONS RELATING TO THE CREDIT FACILITY

3.1.      ADVANCES

          3.1.1. Each request by the Borrower for an Advance under the Credit Facility shall be made by the delivery of a duly completed and executed Borrowing Notice to the Agent at its Branch of Account:

                 3.1.1.1. in the case of Advances by way of Base Rate Loans on any proposed Borrowing Date, (i) if Bank of Montreal is the only Lender hereunder and the amount of such Advance is less than $1,000,000, not later than 10:00 a.m. (Chicago time) on such proposed Borrowing Date (provided, if the Borrowing Notice is not received by Bank of Montreal by such time, the Advance will be made on the next succeeding Banking Day), or (ii) if the amount of such Advance is $1,000,000 or more, or if Bank of Montreal is not the only Lender hereunder, not later than 10:00 a.m. (Chicago time) on the first Banking Day prior to the proposed Borrowing Date; and

                 3.1.1.2. in the case of Advances by way of L/C Loans or Libor Loans, not later than 10:00 a.m. (Chicago time) on the third Banking Day prior to the proposed Borrowing Date.

          3.1.2. Any notice in respect of a proposed Advance shall be irrevocable and binding on the Borrower.

          3.1.3. If Bank of Montreal is the only Lender hereunder, all Advances (other than Advances by way of Letters of Credit) shall be in an amount of at least $100,000 and any greater amount shall be an integral multiple of $10,000, otherwise such Advances shall be in an amount of at least $1,000,000 and any greater amount shall be an integral multiple of $100,000.

3.2.      SELECTION OF INTEREST PERIODS

                 Notwithstanding any other provision hereof:

          3.2.1. the Borrower may not select any Interest Period in respect of a Loan under the Credit Facility with a Maturity Date which is later than the Termination Date; and

          3.2.2. the number of Interest Periods in effect at any time shall not exceed ten in the aggregate.

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                                     - 26 -

3.3.      ROLLOVER AND CONVERSION

          3.3.1. Subject to the terms and conditions of this Agreement and provided that no declaration has been made by the Agent under section 9.2, the Borrower may from time to time request that a Loan or any portion thereof be rolled over or converted to another form of Loan in accordance with the provisions hereof.

          3.3.2. The Borrower shall repay to the Agent for the account of the Lenders the full Libor Loan on the Maturity Date of the Interest Period applicable thereto, in accordance with the provisions hereof governing repayment and prepayment, unless such Loan shall be rolled over or converted to another form of Loan on such Maturity Date in accordance with the provisions hereof.

          3.3.3. Each request by the Borrower for a Rollover or Conversion shall be made by the delivery of a duly completed and executed Borrowing Notice to the Agent at the Branch of Account, and the provisions of section 3.1 shall apply to the Rollover or Conversion as if such Rollover or Conversion were an Advance, except that the Borrower shall not be required to make (and shall not otherwise be deemed to have made, renewed or repeated) any representation or warranty in connection with any Rollover or Conversion.

          3.3.4. Each Rollover or Conversion of a Libor Loan shall be made effective as of the Maturity Date of the Interest Period applicable thereto.

          3.3.5. If the Borrower does not deliver a Borrowing Notice at or before the time required by section 3.1.1 and, in the case of a Libor Loan, fails to pay to the Agent for the account of the Lenders the principal amount thereof on the Maturity Date of the relevant Interest Period, the Borrower shall be deemed to have requested a Conversion of such Loan to a Base Rate Loan, and all of the provisions hereof applicable to Base Rate Loans shall apply thereto.

          3.3.6. A Rollover or Conversion shall not constitute a repayment of the relevant Loan but shall result in a change in the basis of calculation of interest or fees (as the case may be) for such Loan, in accordance with the provisions hereof.

3.4.      PAYMENTS GENERALLY

                 All payments in respect of the Credit Facility (in respect of principal, interest, fees or otherwise) shall be made by the Borrower to the Agent no later than 2:00 p.m. (Chicago time) on the due date thereof to the account specified therefor by the Agent at its Branch of Account or to such other accounts in the United States of America as may be specified by the Agent to the Borrower from time to time. Any payments received after such time shall be considered for all purposes as having been made on the next following Banking Day unless the Agent otherwise agrees in writing. All payments shall be made by way of immediately available funds.

3.5.      DISTURBANCE OF LIBOR MARKET

                 Notwithstanding any other provision hereof, if at any time prior to the commencement of an Interest Period in respect of any proposed Libor Loan, any Lender determines in good faith (which determination shall be conclusive and binding), and provides a certificate to the Agent with respect to such determination, that with respect to such Libor Loan:

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                                     - 27 -

          3.5.1. Libor will not adequately and fairly reflect the cost to such Lender of funding such Libor Loan for the relevant Interest Period, or

          3.5.2. deposits in U.S. dollars are not available to such Lender in the London interbank market in sufficient amounts in the ordinary course of business, or

          3.5.3. by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining Libor for the relevant Interest Period;

then the Agent shall forthwith give notice of such determination to the Borrower and each of the other Lenders, and from and after the date of commencement of such Interest Period and for so long as such conditions shall continue to exist, the Borrower shall not have the right to obtain such Libor Loan from such Lender, and the Borrowing Notice received by the Agent in respect of such Libor Loan shall, in respect of the Rateable Portion of such Lender, be deemed to be a request of the Borrower for a Base Rate Loan under the Credit Facility.

3.6.      CHANGE IN CIRCUMSTANCES

                 If the introduction of or any change in any Applicable Law relating to any Lenders, or any change in the interpretation or application thereof by any Governmental Body or compliance by any Lenders with any request or direction of any Governmental Body:

          3.6.1. subjects such Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Taxes or changes the basis of taxation of payments due to such Lender or increases any existing Taxes on payments of the Obligations (other than, in each case, Excluded Taxes);

          3.6.2. imposes, modifies or deems applicable any incremental reserve, liquidity, cash margin, capital, special deposit, deposit insurance or assessment, or any other regulatory or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds for loans by, such Lender;

          3.6.3. imposes any Taxes (other than Excluded Taxes) on reserves or deemed reserves in respect of the undrawn portion of such Lender's Rateable Portion of the Credit Facility;

          3.6.4. imposes on such Lender or requires there to be maintained by such Lender any capital adequacy or additional capital requirement (including, without limitation, a requirement which affects such Lender's allocation of capital resources to its obligations) in respect of such Lender's obligations hereunder or imposes any other condition or requirement with respect to the maintenance by such Lender of a contingent liability with respect to any Letter of Credit issued by it hereunder; or

          3.6.5. imposes on such Lender any other condition or requirement with respect to this Agreement or the Credit Facility (other than Excluded Taxes);

and such occurrence has the effect of:

          3.6.6. increasing the cost to such Lender of agreeing to make or making, maintaining or funding the Credit Facility, any Advance, any Loan or any portion thereof;

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                                     - 28 -

          3.6.7.    reducing the amount of the Obligations;

          3.6.8. directly or indirectly reducing the effective return to such Lender under this Agreement or on its overall capital as a result of entering into this Agreement or as a result of any of the transactions or obligations contemplated by this Agreement (other than a reduction resulting from the imposition of an Excluded Tax, including, without limitation a higher rate of income tax or capital tax being imposed on such Lender's overall income or assets); or

          3.6.9. causing such Lender to make any payment or to forego any interest, fees or other return on or calculated by reference to any sum received or receivable by such Lender hereunder;

then such Lender shall, within 90 days of such Lender actually becoming aware of such increased cost, provide notice thereof to the Agent (with such notice being accompanied by a certificate of the Lender stating that the Lender is entitled to claim an amount under this section 3.6 in accordance with the terms hereof, setting forth the amount necessary to compensate such Lender, a detailed explanation of the circumstances giving rise to the request of compensation and a description of the methodology used by the Lender calculating such amounts), and the Agent shall in each case forthwith advise the Borrower accordingly and provide a copy of such certificate to the Borrower, and the Borrower shall, within 30 days of receipt of such certificate from such Lender, pay to the Agent for the account of such Lender additional amounts sufficient to fully compensate such Lender for the increased cost set out in such certificate whether as a lump sum(s) or as an increase in the Applicable Margin, as appropriate; provided, however, that a Lender claiming additional amounts under this section 3.6 agrees to use reasonable efforts (consistent with its legal and regulatory restrictions) to designate a different applicable lending office if the making of such a designation would avoid the need for, or materially reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise commercially disadvantageous to such Lender. If a Lender is not able to obviate its requirement for compensation under this section 3.6 by designating a different applicable lending office, the Borrower may elect within such 30-day period to have one or more substitute Lenders (arranged by the Borrower at its expense) assume, and the Lender shall promptly after receipt of notice of such election assign, its rights and obligations under this Agreement and the other Loan Documents to such other Person chosen by the Borrower in accordance with section 12.9.4 (other than clause (a) thereof) and provided that all principal, interest and other amounts owing hereunder are paid in full to such Lender, and all of the Lenders' costs and expenses are reimbursed for such assignment, if such assignment would allow the Borrower, either at that time or in the reasonably foreseeable future, to avoid having to pay such amounts. Such assignment shall be made without recourse to, warranty by (except as to title) or expense to the assigning Lender except with respect to past acts of such Lender. No claim for compensation may be made by a Lender under this section 3.6 unless such Lender is also claiming such compensation from a majority of its most creditworthy customers with credit facilities and loans outstanding thereunder similar to the Credit Facility and Loans outstanding hereunder against whom it is entitled to make such claim. The above-referenced certificate as to the amount of such increased cost, submitted to the Borrower by the Agent on behalf of such Lender, shall be PRIMA FACIE evidence of the amount of compensation required to be paid hereunder by the Borrower to the Agent for the account of such Lender.

3.7.      ILLEGALITY

                 If the introduction of or change to any present or future Applicable Law, or any change in the interpretation or application thereof by any Governmental Body, shall make it unlawful for any Lender to make or maintain any Loan or any relevant portion thereof or to give effect to its obligations in respect of such Loan as contemplated hereby, such Lender may, by notice to the Borrower and to the

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                                     - 29 -

Agent, declare that its obligations hereunder in respect of such Loan shall be terminated, and thereupon, subject as hereinafter provided in this section 3.7, the Borrower shall prepay to such Lender forthwith (or at the end of such period to which the Lender shall in its discretion have agreed) all of the Obligations to such Lender in respect of such Loan including all amounts payable in connection with such prepayment pursuant to section 3.8. If there are any types of Loans hereunder that are not so affected, the Borrower may by notice in writing to the Agent convert the Loans which are affected into one of the types of Loans that are not so affected. Any repayments made under this section 3.7 shall not reduce any Lender's Commitment or Aggregate Commitment; provided, however, at its option, the Borrower may permanently and irrevocably reduce or terminate (as the case may be) the Lender's Commitment of any such Lender on the giving of such notice (and, for greater certainty, no other Lender shall be responsible therefor) and the Aggregate Commitment shall be reduced by the amount and at the time of any prepayment so made.

3.8.      INDEMNITY

          3.8.1. The Borrower shall indemnify each of the Agent and the Lenders and its officers, directors and employees (each, an "Indemnified Person") and shall hold each of them harmless from and against any and all losses, liabilities, damages, claims and reasonable costs and out-of-pocket expenses (including reasonable legal fees on a solicitor and his own client basis) (in each case, a "Claim") that may be incurred by or asserted as a result of a claim by any third party or awarded in favour of a third party against any of them, in each case, arising out of, related to, or in connection with, or by reason of (a) the transactions contemplated hereby, (b) any Acquisition undertaken by the Borrower or any of its Subsidiaries, or
          (c) any Environmental Law, including (i) the assertion of any Lien thereunder, (ii) the presence of any Hazardous Substance affecting any Real Property or any adjacent real estate, or (iii) the Release by the Borrower or a Subsidiary of any Hazardous Substance into the environment. Notwithstanding the foregoing provisions of this section 3.8.1, the Borrower shall not be obligated to indemnify an Indemnified Person under this section 3.8.1 for any Claim to the extent that such Claim is attributable to:

                 3.8.1.1. the gross negligence, fraud, wilful misconduct or wilful illegal acts of any Indemnified Person;

                 3.8.1.2. the failure on the part of any Indemnified Person to perform any of its material covenants or obligations contained in any Loan Document to which it is a party, or a representation or warranty made by any Indemnified Person under the Loan Documents to which it is a party or in any certificate or other document delivered by any Indemnified Person pursuant hereto or in connection with any Loan Document being found to be false or incorrect in any material respect so as to make it materially misleading when made;

                 3.8.1.3. any Claim of any Lender against any defaulting Lender or any Claim of any Indemnified Person for expenses which such Indemnified Person is obligated to bear hereunder;

                 3.8.1.4. any Claim to the extent arising from the act of offering, selling, disposing or transferring by any Indemnified Person of all or part of its interest in the Loan Documents, other than to the extent resulting from the Borrower compelling such transfer to a substitute Lender under sections 2.4, 2.6 or 2.7;

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                                     - 30 -

                 3.8.1.5. to the extent resulting from the failure of the Agent to distribute, in accordance with the terms of any Loan Document, any amounts received and to be distributed by it thereunder, to the extent the Borrower has satisfied all of its obligations in connection therewith; or

                 3.8.1.6. any Claim of the Agent arising from the act or process of syndicating or selling interests in respect of any of the Loans or Loan Documents, except to the extent such Claim arises from any information provided or failed to be provided by the Borrower to any Indemnified Person.

          3.8.2. In addition to any other indemnity contained herein or in any other Loan Document, the Borrower shall indemnify each Lender for all losses, damages, liabilities and reasonable costs and out-of-pocket expenses (including, without limitation, any such loss, damage, liability, reasonable cost or out-of-pocket expense sustained by such Lender in connection with the liquidation or re-employment in whole or in part of deposits or funds borrowed or acquired by it to make its Rateable Portion of any Libor Loan), which such Lender may sustain or incur: (i) if for any reason a utilization does not occur on a date specified therefor in any Borrowing Notice, (ii) if the Borrower fails to give any notice required to be given by it hereunder, in the manner and at the time specified herein, (iii) if for any reason any payment of any Libor Loan, or any portion thereof, occurs on a date which is not a Maturity Date in respect thereof, or
          (iv) as a consequence of any other default by the Borrower to repay any Obligations when required by the terms of this Agreement; provided that each Lender shall use its commercially reasonable efforts to mitigate its loss, damage, liability, cost and expense attributable to such events and the Borrower's obligation to make payments hereunder will be reduced by the amount earned by each Lender in mitigating its loss, damage, liability, cost or expense. A certificate of the relevant Lender setting forth the amounts necessary to indemnify such Lender in respect of such losses, damages, liabilities, reasonable costs or out-of-pocket expenses shall be PRIMA FACIE evidence of the amounts owing under this section 3.8.2.

          3.8.3.    The Borrower's obligations and indemnification under this
          section 3.8 shall survive the payment and satisfaction of all Obligations and the termination of this Agreement. The Agent and the Lenders shall hold the benefit of this indemnity in trust for those indemnified parties who are not parties to this Agreement.

3.9.             PROCEEDINGS IN RESPECT OF CLAIMS

          3.9.1. If a Claim is made against an Indemnified Person as to which the Borrower may have an indemnification obligation under section 3.8.1, such Indemnified Person shall notify the Borrower of the Claim; provided that the failure to provide such notice promptly shall not release the Borrower from any of its obligations to indemnify unless (and only to the extent) such failure shall prevent the Borrower from contesting, or materially and adversely affects the ability of the Borrower to conduct a contest of, such Claim.

          3.9.2. The Indemnified Person shall be entitled, in its discretion, to require the Borrower to prosecute, at the Borrower's own cost and expense, the entire defence of such Indemnified Person against any Claim by a third party for which such Indemnified Person is indemnified under section 3.8.1. In addition, upon delivery by the Borrower to such Indemnified Person of a written acknowledgement of the Borrower's obligations to indemnify such Indemnified Person in accordance with the terms of this Agreement in respect of such Claim, the Borrower shall be entitled, at its own expense, to participate in, and, to the extent that the Borrower desires, to

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                                     - 31 -

          assume and control the defence thereof through its own counsel (who shall be subject to the reasonable approval of the Indemnified Person); provided, however, that if the Borrower is controlling any proceedings, the Borrower shall keep such Indemnified Person fully apprised of the status of such proceedings and shall provide such Indemnified Person with all information with respect to such proceedings as such Indemnified Person shall reasonably request. The Borrower must indicate its election to assume such defence by written notice to the Indemnified Person within 30 days following receipt of Indemnified Person's notice of the Claim, or in the case of a third party Claim which requires a shorter time for response then within such shorter period as specified in the Indemnified Person's notice of Claim, provided that such Indemnified Person has given the Borrower notice thereof. The Indemnified Person may participate at its own expense and with its own counsel (provided that all Indemnified Parties shall use the same counsel) in any proceeding conducted by the Borrower in accordance with the foregoing; provided the Borrower shall in any event remain liable hereunder in respect of the Claim. The Borrower shall not be entitled to assume and control (but may, at its own expense, participate in) the defence of any such Claim if and to the extent that:

                 3.9.2.1. in the reasonable opinion of such Indemnified Person acting in good faith,

                         3.9.2.1.1. such proceeding involves any risk of imposition of criminal liability on such Indemnified Person; or

                         3.9.2.1.2. such proceeding involves any risk of impairment to the reputation of the Indemnified Person in any material respect; or

                         3.9.2.1.3. the control of such action, suit or proceeding would involve an actual or potential conflict of interest, such that it is advisable for such Indemnified Person to be represented by separate counsel; or

                 3.9.2.2. such proceeding involves Claims not fully indemnified by the Borrower which the Borrower and the Indemnified Person have been unable to sever from the indemnified Claim(s).


          Notwithstanding the first paragraph of this Section 3.9.2, in any of the circumstances set out in Sections 3.9.2.1 or 3.9.2.2, the Indemnified Person shall be entitled to assume the defence of such Claim with counsel selected by it (provided that all Indemnified Parties shall use the same counsel) and the reasonable fees and out-of-pocket expenses of such counsel shall be borne by the Borrower; provided, that the Borrower shall in any event remain liable hereunder in respect of the indemnified Claim.

          3.9.3. Except in the circumstances described in section 3.9.2.1.3, the Borrower may enter into any settlement or other compromise with respect to any Claim in respect of which it has an indemnity payment obligation under section 3.8.1 without the prior written consent of the Indemnified Person, except in the case of a settlement involving an admission of liability of such Indemnified Person, in which case the prior written consent of the Indemnified Person shall be obtained, provided that if such Indemnified Person withholds its consent to such settlement and the required admission of liability of such Indemnified Person is not in favour of a Governmental Body other than a court, would not give rise to the imposition of any penalty or sanction against the Indemnified Person by any Governmental Body, is not in respect of any criminal liability and would not otherwise impair the reputation of the Indemnified Person in any material respect, the maximum amount of liability of the Borrower to the Indemnified Person with respect to such Claim shall not exceed the amount of the proposed settlement rejected by such Indemnified Person. Unless an Event of Default shall have occurred and be continuing, no Indemnified Person shall enter into any settlement or other compromise with respect to any Claim for which the Borrower has in writing agreed to fully indemnify under section 3.8.1 without the prior written consent of the Borrower, which consent may be withheld in the Borrower's sole discretion, unless such Indemnified Person waives its right to be indemnified under section 3.8.1, with respect to such Claim.

          3.9.4. Each Indemnified Person shall supply the Borrower with such information and documents reasonably requested by the Borrower as are necessary or advisable for the Borrower to participate in any action, suit or proceeding to the extent permitted above, and the Borrower shall reimburse the Indemnified Person for the reasonable costs and out-of-pocket expenses of supplying such information and documents, all within a reasonable period of time following the Borrower's request therefor.

          3.9.5. Upon payment in full of any Claim pursuant to section 3.8.1 to or on behalf of an Indemnified Person, the Borrower, without any further action, shall be subrogated to any and all claims that such Indemnified Person may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnified Person at its own expense). Each Indemnified Person agrees, at the Borrower's reasonable request and expense, to give such further assurances or agreements and to otherwise cooperate with the Borrower to enable the Borrower to vigorously pursue such claims.

          3.9.6.    Any amount payable to an Indemnified Person pursuant to
          section 3.8 shall be paid to such Indemnified Person within 30 days of the receipt (or deemed receipt) by the Borrower of a written request therefor from such Indemnified Person, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable; provided that payment of an indemnity in respect of a third party Claim need not be made until payment is due, whether by compromise, settlement, court proceedings, arbitration or otherwise, from the Indemnified Person in respect of such third party Claim.

3.9.      EVIDENCE OF INDEBTEDNESS

                 The Agent shall maintain and keep, at its Branch of Account, accounts showing the amount of all Loans advanced by each of the Lenders, from time to time and the dates thereof and the interest, fees and other charges accrued thereon or applicable thereto from time to time, and all payments of principal (including prepayments), interest and fees and other payments made by the Borrower to the Agent from time to time under the Credit Facility. Such accounts maintained by the Agent on behalf of itself and each of the Lenders shall be PRIMA FACIE evidence of the matters recorded therein.

3.10.     SEVERAL OBLIGATIONS

                 The obligations of each Lender under this Agreement are several. No Lender shall be responsible for any failure or alleged failure on the part of any other Lender to duly perform its obligations under the terms of this Agreement or any Loan Document, nor shall the obligations of the Borrower to any Lender be diminished or affected by any failure or alleged failure on the part of any other Lender to duly perform its obligations under the terms of this Agreement or any Loan Document.

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                                     - 33 -

                                   ARTICLE 4.
                                LETTERS OF CREDIT

4.1.      PROCEDURES RELATING TO LETTERS OF CREDIT

          4.1.1. Each Letter of Credit shall be issued by the L/C Lender in its name as an L/C Loan.

          4.1.2. Notwithstanding any other provision hereof, the Borrower may not request the issuance of any Letter of Credit having a term which would extend beyond the Termination Date.

          4.1.3. At no time shall the aggregate amount of all Letters of Credit outstanding under the Credit Facility exceed the L/C Limit.

4.2.      REIMBURSEMENT

          4.2.1. The Borrower unconditionally and irrevocably authorizes the L/C Lender to pay the amount of any demand made on the L/C Lender under and in accordance with the terms of any Letter of Credit on request without requiring proof of the Borrower's agreement that the amount so demanded was due and notwithstanding that the Borrower may dispute the validity of any such demand or payment.

          4.2.2. The Borrower shall reimburse the L/C Lender on request for any amounts paid by it from time to time as contemplated by section
          4.2.1 and, without limiting the foregoing, the Borrower shall indemnify and save the L/C Lender harmless on demand from and against any and all other losses (including lost profits), costs, damages, expenses, claims, demands or liabilities which it may suffer or incur arising in any manner whatsoever in connection with the making of any such payments as contemplated by section 4.2.1 (including, without limitation, in connection with proceedings to restrain the L/C Lender from making, or to compel the L/C Lender to make, any such payment).

4.3.      L/C LENDER NOT LIABLE

          4.3.1. The L/C Lender shall not have any responsibility or liability for, or duty to inquire into, the authorization, execution, signature, endorsement, correctness, genuineness or legal effect of any certificate or other document presented to the L/C Lender pursuant to any Letter of Credit other than to ensure that any request for payment under a Letter of Credit is in compliance with the terms thereof and the Borrower fully and unconditionally assumes all risks with respect to the same and, without limiting the generality of the foregoing, all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use by any beneficiary of any Letter of Credit provided the L/C Lender complied with the terms of such Letter of Credit. The L/C Lender shall not be responsible:

                 4.3.1.1. for the validity of certificates or other documents delivered under or in connection with any Letter of Credit that appear on their face to be in order, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged provided the L/C Lender complied with the terms of such Letter of Credit;

                 4.3.1.2. for errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telefax or otherwise, whether or not they are in code;

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                                     - 34 -

                 4.3.1.3. for errors in translation or for errors in interpretation of technical terms or for errors in the calculation of amounts demanded under any Letter of Credit;

                 4.3.1.4. for any failure or inability of the L/C Lender or any other Person to make payment under any Letter of Credit as a result of any Applicable Law or by reason of any control or restriction rightfully or wrongfully exercised by any Person asserting or exercising governmental or paramount powers; or

                 4.3.1.5. for any other consequences arising in respect of a failure by the L/C Lender to honour a Letter of Credit due to causes beyond the control of the L/C Lender;

          and none of the above shall affect or impair any of the rights or powers of the Lenders hereunder or the obligations of the Borrower under section 4.2.2. In furtherance and not in limitation of the foregoing provisions, it is agreed that any payment made by the L/C Lender in good faith under and in accordance with the terms of a Letter of Credit shall be binding upon the Borrower and shall not result in any liability of the Agent or any of the Lenders to the Borrower and shall not lessen the obligations of the Borrower under section 4.2.2.

          4.3.2. Notwithstanding the provisions of this section 4.3, the Borrower shall not be responsible for, and the L/C Lender shall not be relieved of responsibility for, any wilful misconduct, gross negligence, fraud or illegal acts of the L/C Lender or the failure of the L/C Lender to comply with the terms of a Letter of Credit.

4.4.      LETTER OF CREDIT FEES

                 The Borrower shall pay the Letter of Credit Fee to the L/C Lender in advance in quarterly instalments (except that the first such instalment shall be in respect of the period from the date the Letter of Credit is issued to the last day of the then current Fiscal Quarter) for the period from and including the date of issuance of the Letter of Credit to and including the stated expiry date thereof, on an amount equal to the stated amount of the Letter of Credit, with the first such payment due and payable on the date of issuance of the applicable Letter of Credit. Upon a change to the Letter of Credit Fee for any Fiscal Quarter, occurring as a result of an adjustment to the Applicable Margin for Libor Loans for such Fiscal Quarter, the Letter of Credit Fee shall be retroactively adjusted to the first day of the then current Fiscal Quarter (or, in the case of the first instalment in respect of the applicable Letter of Credit Fee, to the date of issuance of the Letter of Credit). Where there has been an adjustment to the Applicable Margin for Libor Loans, then on the date on which the next instalment in respect of the Letter of Credit Fee is due and payable or if no such fee is payable, within 10 Business Days of the receipt of notice from one party to the other requesting payment, or refund of an overpayment, of a Letter of Credit Fee: (i) the L/C Lender shall pay to the Borrower an amount equal to any overpayment by the Borrower in respect of the Letter of Credit Fee for the then current Fiscal Quarter, or (ii) the Borrower shall pay to the L/C Lender an amount equal to any underpayment by the Borrower in respect of the Letter of Credit Fee for the then current Fiscal Quarter, as the case may be. If the Letter of Credit is drawn, in whole or in part, is withdrawn or otherwise ceases to have effect (other than due to an Event of Default) prior to its stated expiry date, the L/C Lender shall reimburse the Borrower for any overpaid Letter of Credit Fee within 30 days of such occurrence. If an Event of Default has occurred and is continuing at the time of such early expiry, the amount of such overpaid Letter of Credit Fee shall be paid by the L/C Lender to the Agent to be applied thereby in accordance with section 9.3.

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                                     - 35 -

4.5.      OVERDUE AMOUNTS

                 Without limiting any other provision of this Agreement, if the Borrower shall fail to reimburse the L/C Lender in respect of any payments made by the L/C Lender under a Letter of Credit as contemplated in section 4.2.2, the L/C Lender may at any time thereafter notify the Agent (which shall thereupon deliver a similar notice to each of the Lenders which has a Lender's Commitment) of such failure and such notification shall be deemed to have been delivery of a Borrowing Notice in the amount of such payments on and subject to the terms hereof. Each Lender that has a Lender's Commitment shall forthwith credit the account of the L/C Lender with such Lender's Rateable Portion of such payments, the amount of such payments shall be deemed to constitute a Base Rate Loan made by the Lenders under the Credit Facility and which is outstanding, and, without limiting the terms and conditions applicable to such Base Rate Loan, shall be due and payable when a Base Rate Loan is due and payable in accordance with the provisions hereof.

4.6.      ACCELERATION

                 Upon the Agent making a declaration under section 9.2, the maximum amount of the contingent liability of the L/C Lender under any Letter of Credit which is then outstanding shall immediately become due and payable notwithstanding that the L/C Lender has not at such date been required to make payment under any such Letter of Credit. Any such amount deposited with the L/C Lender shall be held by the L/C Lender and invested on behalf of the Borrower in an interest-bearing investment (or investments) as security for the repayment of future indebtedness of the Borrower to the L/C Lender in respect of Letters of Credit which are drawn down pending the expiry of all outstanding Letters of Credit.

4.7.      CONFLICT

                 Each Letter of Credit shall be subject to the L/C Lender's customary letter of credit terms and procedures from time to time in effect and shall be in a form acceptable to the L/C Lender. The Borrower shall execute and deliver such standard form applications, agreements, indemnities, bonds and other assurances as the L/C Lender may reasonably require from time to time with respect to Letters of Credit (each, a "Letter of Credit Agreement"). A Letter of Credit shall in no event contain provisions requiring the L/C Lender to satisfy itself, prior to payment thereunder, as to any conditions for a drawing thereunder other than the presentation of prescribed documents. If the provisions set forth in the L/C Lender's customary letter of credit documentation set forth terms beyond or inconsistent with that set forth herein, the provisions of this Agreement in respect thereof shall prevail. Notwithstanding the foregoing, if there is any inconsistency between the terms of a Letter of Credit Agreement, this Agreement and the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (the "ICP") or The International Standby Practices as most recently approved by the International Chamber of Commerce Banking Commission (the "ISP"), then the terms of the UCP or ISP, as applicable, shall prevail to the extent of the inconsistency.

                                   ARTICLE 5.
                                INTEREST AND FEES

5.1.      INTEREST RATES

          5.1.1. Base Rate Loans shall bear interest at the Base Rate plus the Applicable Margin.

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                                     - 36 -

          5.1.2. Libor Loans shall bear interest at Libor plus the Applicable Margin.

5.2.      CALCULATION AND PAYMENT OF INTEREST

          5.2.1. Interest on Base Rate Loans shall accrue from day to day, both before and after default, demand, maturity and judgment, shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 365 or 366 days, as the case may be, and shall be payable to the Agent for the account of the Lenders in U.S. dollars in arrears on the first Banking Day of each month. For greater certainty, where the rate applicable to a Base Rate Loan is changed, interest shall be charged for the day on which such change is effective on the basis of the new rate.

          5.2.2. Interest on Libor Loans shall accrue from day to day, both before and after default, demand, maturity and judgement, shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 360 days, and shall be payable to the Agent for the account of the Lenders, in arrears on the last day of the relevant Interest Period.

5.3.      STAND-BY FEE

                 The Borrower shall pay to the Agent for the account of the Lenders on the third Banking Day following the end of each Fiscal Quarter, in arrears, a stand-by fee on the amount, if any, by which the Aggregate Commitment exceeds the amount of the Loans outstanding under the Credit Facility on each day in such Fiscal Quarter equal to the rate per annum set out in Schedule 1.1.8 corresponding to the ratio of Total Funded Debt to EBITDA as calculated at the beginning of such Fiscal Quarter (and based on a year of 365 or 366 days, as the case may be).

5.4.      PAYMENT OF COSTS AND EXPENSES

                 Whether or not the Borrower takes advantage of the Credit Facility, the Borrower shall pay to the Agent, for itself and, if applicable, each of the Lenders, on demand the following costs and expenses:

          5.4.1. all reasonable costs and out-of-pocket expenses of the Agent in connection with the preparation, negotiation and execution of the Loan Documents, any actual or proposed amendment or modification hereof or thereof or any waiver hereunder or thereunder and all instruments supplemental or ancillary thereto and all reasonable documented due diligence expenses incurred in connection therewith;

          5.4.2. all reasonable costs and expenses of the Agent in connection with obtaining advice as to the rights and responsibilities of the Agent and any of the Lenders under the Loan Documents; and

          5.4.3. all reasonable costs and expenses of the Agent and Lenders in connection with the defence, establishment, protection or enforcement of any of the rights or remedies of the Agent or any of the Lenders under the Loan Documents including, without limitation, all costs and expenses of establishing the validity and enforceability of, or of collection of amounts owing under, any of the Loan Documents and all reasonable costs and expenses of any receiver or receiver-manager appointed by the Agent or any of the Lenders or by a court in connection with the enforcement of the Loan Documents;

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                                     - 37 -

including, without limitation, all of the reasonable fees and disbursements of counsel to the Agent, the Lenders and any such receiver or receiver-manager, on a solicitor and his own client basis, incurred in connection therewith, and all proper and reasonable compensation paid to any counsel, accountant or other expert retained or employed by the Agent pursuant hereto and including all sales, goods and services or value-added taxes payable by any of them on all such costs, expenses and compensation.

5.5.      INTEREST ON OVERDUE AMOUNTS

                 If any Obligations are not paid when due or an Event of Default has occurred and is continuing, all amounts owing or deemed to be owing hereunder, whether in respect of principal, interest, fees, expenses or otherwise, both before and after judgment, and in the case of expenses from the dates such expenses are invoiced to the Borrower, shall bear interest at a rate per annum determined on a daily basis that is equal to the Base Rate plus (in each case) 2% per annum, in each case calculated on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be. Such interest shall accrue from day to day, be payable in arrears on demand and shall be compounded monthly on the last Banking Day of each calendar month.

                                   ARTICLE 6.
                         REPRESENTATIONS AND WARRANTIES

6.1.      REPRESENTATIONS AND WARRANTIES

                 The Borrower represents and warrants to the Agent on behalf of the Lenders as follows:

          6.1.1. INCORPORATION AND STATUS. Each of the Borrower and the Material Subsidiaries is duly incorporated, formed or organized, as the case may be, and validly existing under the laws of its jurisdiction of incorporation, formation or organization, as the case may be, and has the power and capacity to own its properties and assets and to carry on its business as presently carried on by it or as contemplated hereunder to be carried on by it. As of May 1, 2002, the Borrower did not carry on any material business other than its ownership of the Subsidiaries and the other investments set out in section 6.1.26. As of May 1, 2002, none of the Material Subsidiaries carried on any business other than the Core Line of Business and other than the ownership or operation of casinos, hotels, resorts, card clubs, sports bars, restaurants and theatres, all of which activities are associated with or ancillary or related to the Core Line of Business, and the ownership and management of a portfolio of real estate properties held for development or sale. As of May 1, 2002 the Borrower and each Material Subsidiary held all Material Authorizations, all of which were in good standing on such date;

          6.1.2. POWER AND CAPACITY. Each of the Borrower and the Guarantors has the power and capacity to enter into each of the Loan Documents to which it is a party and to do all acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by it;

          6.1.3. DUE AUTHORIZATION. Each of the Borrower and the Guarantors has taken all necessary action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party;

          6.1.4. REGISTRATION STATEMENT. At May 1, 2002, the Registration Statement complied in all material respects with the applicable provisions of the Securities Acts and does not contain an

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                                     - 38 -

          untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made;

          6.1.5. NO UNANIMOUS SHAREHOLDER AGREEMENT. There is no unanimous shareholder agreement with respect to any Material Subsidiary that is not directly or indirectly wholly-owned by the Borrower which restricts, in whole or in part, the powers of the directors of the Material Subsidiary to manage or supervise the business and affairs of the Material Subsidiary;

          6.1.6. NO CONTRAVENTION. The execution and delivery of each of the Loan Documents and the performance by each of the Borrower and the Guarantors of its obligations thereunder (i) do not and will not contravene, breach or result in any default under (a) the articles, by-laws, constating documents or other organizational documents of the Borrower or any Guarantor, (b) any Material Authorization or Applicable Law, or (c) any material mortgage, lease, agreement or other legally binding instrument to which the Borrower or a Material Subsidiary was, as of May 1, 2002, a party or by which the Borrower or Material Subsidiary or any of its properties or assets were bound as of such date, (ii) will not oblige the Borrower or any Material Subsidiary to grant any Lien to any Person other than the Lenders, and
          (iii) will not result in or permit the acceleration of the maturity of any material indebtedness, liability or obligation of the Borrower or any Material Subsidiary under any mortgage, lease, agreement or other legally binding instrument of or affecting the Borrower or any Material Subsidiary;

          6.1.7. NO CONSENTS REQUIRED. Other than filings with the Securities Commission, no Material Authorization is required in connection with the execution, delivery or performance of any of the Loan Documents by the Borrower or any Guarantor;

          6.1.8. ENFORCEABILITY. Each of the Loan Documents constitutes, or upon execution and delivery will constitute, a valid and binding obligation of the Borrower and each Guarantor which is a party to it enforceable against it in accordance with its terms, subject only to the qualifications set out in the opinion of Borrower's counsel delivered pursuant to section 8.1.4.5;

          6.1.9. TITLE. Subject only to Permitted Encumbrances and except as otherwise disclosed in writing by the Borrower to the Agent, the Borrower and (where applicable) each Material Subsidiary is the absolute beneficial owner of and has good and marketable title in fee simple to, or has a good and marketable leasehold interest to, all of the real property, in each case, necessary to permit the operation of its Core Line of Business in the ordinary course where the failure to so own or lease such real property could reasonably be expected to have a Material Adverse Effect (collectively, the "Real Property"). As of May 1, 2002, Schedule 6.1.9 of the Disclosure Letter contained an accurate and complete list of the municipal addresses of all Real Property owned or leased by the Borrower and each Material Subsidiary. As of May 1, 2002, the Borrower and (where applicable) each Material Subsidiary was the beneficial owner, lessee or licensee, as the case may be, of all of its other real and personal property and has good title thereto, or other applicable interest therein, free and clear of any Liens other than Permitted Encumbrances, in each case, necessary to permit the operation of its Core Line of Business in the ordinary course where the failure to have any such interest in such property could reasonably be expected to have a Material Adverse Effect;

          6.1.10. ZONING AND OTHER MATTERS RELATING TO REAL PROPERTY. All buildings and other structures located on the Real Property and the operation and maintenance thereof, as operated and maintained on May 1, 2002, were in compliance on May 1, 2002, in all material respects,

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                                     - 39 -

          with all Applicable Laws relating to zoning and land use; none of such buildings or other structures encroaches upon any land not owned or leased by the Borrower or a Material Subsidiary; there are no restrictive covenants or Applicable Laws which in any way restrict or prohibit the use of such Real Property, buildings or structures for the purposes for which they were being used on May 1, 2002; on May 1, 2002 there were no expropriation or similar proceedings, actual or threatened, of which the Borrower or any Material Subsidiary has received notice against any of such Real Property or any part thereof, in all cases, where the existence and continuance of any such non-compliance, encroachment, restriction or proceeding could reasonably be expected to have a Material Adverse Effect;

          6.1.11.   FINANCIAL STATEMENTS.

                 6.1.11.1. The Audited Financial Statements have been prepared in accordance with GAAP and present fairly the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis as of the dates indicated and for the periods specified;

                 6.1.11.2. The pro forma financial information, including the notes thereto, included in the Registration Statement have been prepared in accordance with applicable requirements of the Securities Acts. The assumptions used in preparing such pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect a proper application of those adjustments to the corresponding historical financial statement amounts;

          6.1.12. NON-ARM'S LENGTH TRANSACTIONS. Except as described in the Registration Statement, or as set forth in Schedule 6.1.12 of the Disclosure Letter or as disclosed in writing by the Borrower to the Agent, since the date of the last financial statements delivered to the Agent prior to May 1, 2002, neither the Borrower nor any of its Material Subsidiaries has entered into any transaction or agreement with any Affiliate which is not the Borrower or a Material Subsidiary;

          6.1.13. NO LITIGATION. Except as described in the Registration Statement, or as set forth in Schedule 6.1.13 of the Disclosure Letter or as disclosed in writing by the Borrower to the Agent, there is no: court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal, or criminal); arbitration or other dispute settlement procedure; investigation or enquiry by any Governmental Body; or any similar matter or proceeding (collectively "proceedings") against or involving the Borrower or any Material Subsidiary (whether in progress or threatened) which, if determined adversely to the Borrower or Material Subsidiary, could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity and enforceability of any Loan Document; to the Borrower's knowledge, no such proceedings are threatened or contemplated by any Governmental Body or other Person; and, to the Borrower's knowledge, no event has occurred which could reasonably be expected to give rise to any such proceedings and, as of May 1, 2002, there was no judgment, decree, injunction, rule, award or order of any Governmental Body outstanding against the Borrower or any of its Material Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect;

          6.1.14. NO DEFAULT. Except as described in the Registration Statement, as at May 1, 2002 neither the Borrower nor any Material Subsidiary was in default or breach under any Applicable

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                                     - 40 -

          Law or under any material agreement, commitment or obligation or under the terms and conditions relating to any Material Authorizations which could reasonably be expected to have a Material Adverse Effect and, except as disclosed in writing by the Borrower to the Agent, there exists no state of facts which, after notice or the passage of time or both, would constitute such a default or breach; and, as of May 1, 2002, there were no proceedings in progress, pending or threatened which could reasonably be expected to result in the revocation, cancellation, suspension or any adverse modification of any Material Authorization;

          6.1.15.   BOOKS AND RECORDS. The Borrower and each of its Subsidiaries
          (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that
          (A) transactions are executed in accordance with management's authorization, and (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets;

          6.1.16. NO LABOUR DISTURBANCE. Except as disclosed in the Registration Statement or as disclosed in writing by the Borrower to the Agent, no labour disturbance by the employees of the Company or by any horse owners or trainers exists or, to the knowledge of the Company, is imminent, in each case, that could reasonably be expected to have a Material Adverse Effect;

          6.1.17. TAXES. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and its Material Subsidiaries have accurately prepared and timely filed all federal, state, provincial and other tax returns that are required to be filed by them and have paid or made provision for the payment of all Taxes except those Taxes that are being disputed in good faith by appropriate proceedings for which the Borrower or any Material Subsidiary has established on its books reserves considered by it to be adequate therefor, and including, without limitation, all Taxes that the Borrower or any Material Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Borrower's or any Material Subsidiary's federal, state, provincial or other Taxes is pending or, to the knowledge of the Borrower or any Material Subsidiary, threatened. As of May 1, 2002, there was no tax Lien, whether imposed by any federal, state, provincial or other taxing authority, outstanding against the assets, properties or business of the Borrower or any Material Subsidiary other than Permitted Encumbrances;

          6.1.18. MATERIAL SUBSIDIARIES. Schedule 6.1.18 of the Disclosure Letter sets out an accurate and complete list of the name and jurisdiction of incorporation of each Material Subsidiary of the Borrower as of May 1, 2002. As of May 1, 2002, except as disclosed in writing by the Borrower to the Agent on or prior to May 1, 2002, no Person had any agreement, right or option to acquire any shares or securities convertible into or other rights to acquire, shares in the capital stock of any Material Subsidiary. Other than MEC Holdings
          (USA) Inc., the Borrower had no Subsidiary on May 1, 2002 (other than Subsidiaries existing on May 1, 2002 whose registered and principal office is located outside the United States of America) having (a) total assets with an aggregate net book value in excess of 10% of the aggregate net book value of the total assets of the Borrower determined on a consolidated basis, including such Subsidiary (in each case, determined as of the last day of the most recent fiscal quarter of such Person), or (b) EBITDA in excess of 10% of EBITDA of the Borrower determined on a consolidated basis, including such Subsidiary (in each case, for the four consecutive Fiscal Quarters most recently ended), other than the Santa Anita Subsidiaries, any Subsidiary that has provided a Guaranty or a Subsidiary that has become a Relevant Subsidiary within the previous 15 Banking Days;

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                                     - 41 -

          6.1.19. ENVIRONMENTAL LAWS. Except for matters identified in the Environmental Reports, the Registration Statement or in Schedule
          6.1.19 of the Disclosure Letter, as of May 1, 2002 the operation of the business of the Borrower and the Material Subsidiaries was in compliance in all material respects with all Environmental Laws and Environmental Orders. Further, as of May 1, 2002 there were no facts known by the Borrower which are likely to give rise to a notice of non-compliance with any Environmental Laws or Environmental Orders in any material respect in respect of such business;

          6.1.20. ENVIRONMENTAL PERMITS. Except for matters identified in the Environmental Reports, the Registration Statement, as set forth in
          Schedule 6.1.19 of the Disclosure Letter or where the absence of an Environmental Permit would not have a Material Adverse Effect on the Borrower, as of May 1, 2002 all Environmental Permits necessary or required for the operation of the Core Line of Business of the Borrower and the Material Subsidiaries had been obtained;

          6.1.21. HAZARDOUS SUBSTANCES. Except for matters identified in the Environmental Reports, the Registration Statement or as set forth in
          Schedule 6.1.19 of the Disclosure Letter, as of May 1, 2002, the Real Property did not contain any Hazardous Substances, including any that were or are located in storage vessels or that have been Released into the environment on, near, to or from any Real Property, to the extent that any such matter could reasonably be expected to result in a Material Adverse Effect to the Borrower or a Material Subsidiary;

          6.1.22. WASTE. Except for matters identified in the Environmental Reports, the Registration Statement or in Schedule 6.1.19 of the Disclosure Letter, as of May 1, 2002 the Borrower had not used any of its facilities or permitted them to be used to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce, process or recycle waste, and as of May 1, 2002, the Real Property had not been used by the Borrower or a Subsidiary as a landfill or waste disposal site, except in compliance in all material respects with all Environmental Laws and Environmental Orders nor had it engaged in off-site disposal as of May 1, 2002 that could reasonably be expected to result in any material liability to the Borrower or any Material Subsidiary;

          6.1.23. ENVIRONMENTAL CONVICTIONS. Except for matters identified in the Environmental Reports, the Registration Statement or in Schedule
          6.1.19 of the Disclosure Letter, as of May 1, 2002 the Borrower had never been convicted of an offence for non-compliance with any Environmental Laws or Environmental Orders;

          6.1.24. ENVIRONMENTAL NOTICE. Except for matters identified in the Environmental Reports, the Registration Statement or in Schedule
          6.1.19 of the Disclosure Letter, as of May 1, 2002 the Borrower had not received any notice, whether in writing or verbally, from a Governmental Body, nor did it have knowledge as of May 1, 2002 after due inquiry of any facts which could give rise to any notice from a Governmental Body being issued, that the Borrower is responsible for a federal, state, provincial, municipal or local clean-up site or corrective action under any Environmental Laws or Environmental Orders where such action could reasonably be expected to have a cost in excess of $5,000,000;

          6.1.25. ENVIRONMENTAL RECORDS. Except for matters identified in the Environmental Reports or the Registration Statement or Schedule 6.1.19 of the Disclosure Letter, as of May 1, 2002 the Borrower had maintained its environmental records, in all material respects, in the manner and for the time periods required by Environmental Laws and Environmental Orders and as of May 1, 2002 except for the work and investigations identified in the Environmental Reports

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                                     - 42 -

          or the Registration Statement or Schedule 6.1.19 of the Disclosure Letter, had not conducted any environmental audit of its business, including the Real Property, which has resulted in the completion of a report describing issues that are material to the Borrower. For the purposes of this section 6.1.25, an environmental audit shall include, without limitation, any evaluation, assessment or study performed, including at the request of or on behalf of a Governmental Body;

          6.1.26. INVESTMENTS. As of May 1, 2002, the Borrower had no loans to or investments in any Person in excess of $1,000,000, nor has it given any guarantee or incurred any liability in connection with the indebtedness of any Person in excess of $1,000,000, in each case, other than in connection with the Santa Anita Facility, as described in the Registration Statement or in Schedule 6.1.26 of the Disclosure Letter or, in the case of the Borrower, to a Material Subsidiary, or in the case of a Material Subsidiary, to the Borrower or any other Material Subsidiary;

          6.1.27. ERISA. Except as set out in Schedule 6.1.27 of the Disclosure Letter or as otherwise disclosed in writing by the Borrower to the Agent, as at May 1, 2002 (a) the Borrower and its ERISA Affiliates were, to their knowledge as at May 1, 2002, in compliance in all material respects with all applicable provisions of ERISA which would result in any material liability accruing to the Borrower or its ERISA Affiliates, (b) neither the Borrower nor any ERISA Affiliate had violated any provision of any Plan, (c) to their knowledge as at May 1, 2002, no Reportable Event had occurred and was continuing with respect to any Plan initiated by the Borrower or any ERISA Affiliate,
          (d) to their knowledge as at May 1, 2002, the Borrower and all ERISA Affiliates had met their minimum funding requirements under ERISA with respect to each Plan, and (e) each Plan was able to fulfill its current benefit obligations as they come due in accordance with the Plan documents.

          6.1.28. INVESTMENT COMPANY. Neither the Borrower nor any Material Subsidiary is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such term is defined in the Investment Company Act of 1940, as amended; provided that with respect to "affiliated persons" this representation is made to the knowledge of the Borrower, without any investigation, with respect to the holders of publicly traded securities of the Borrower and as to the holders of publicly traded securities of Magna International Inc. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities Commission thereunder;

          6.1.29. MARGIN REGULATIONS. The Borrower is not engaged, nor will it engage, principally or as one of its primary activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U;

          6.1.30. COMERICA FILINGS AND BNS FILINGS. Neither the Borrower nor any of its Subsidiaries has any indebtedness outstanding which is secured by either the Comerica Filings or the BNS Filings; and

          6.1.31. DISCLOSURE. As of May 1, 2002, all information provided to the Agent relating to the financial condition, business, affairs and prospects of the Borrower and the Subsidiaries (other than financial projections), consisting of those documents and materials made available for review by the Borrower and referenced in a binder of materials compiled by Torys LLP in connection with their due diligence review on behalf of Bank of Montreal (but, for greater

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                                     - 43 -

          certainty, excluding any work product of Torys LLP) which was forwarded to the Borrower under cover of a memo dated March 20, 2002 from Torys to the Borrower, together with any information set out in the Registration Statement and the Disclosure Letter, was true, accurate and complete in all material respects and omits no material fact necessary to make such information not misleading in light of the circumstances under which such information was provided. As of May 1, 2002, all financial projections provided by the Borrower to the Agent was prepared in good faith, on the basis of all known facts and using reasonable assumptions and, as of such date, the Borrower believed such projections to be fair and reasonable.

6.2.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                 The Borrower acknowledges and agrees that the representations and warranties made by it in this Article 6 shall be deemed to be repeated on the last day of each Fiscal Quarter, with the same effect as if such representations and warranties had been made and given on and as of such day, notwithstanding any investigation made at any time by the Agent or any of the Lenders or on their behalf, including, without limitation, the due diligence review referred to in Section 6.1.31; except that if any such representation and warranty is specifically given as of any particular date or particular period of time and relates only to such date or period of time, then such representation and warranty shall continue to be given as at such date or for such period of time.

                                   ARTICLE 7.
                                    COVENANTS

7.1.      AFFIRMATIVE COVENANTS

                 So long as any Loan remains outstanding or so long as the Borrower has the right to utilize the Credit Facility, and unless the Agent on behalf of the Lenders otherwise consents in writing, the Borrower covenants and agrees that, with effect from May 1, 2002:

          7.1.1. PUNCTUAL PAYMENT. The Borrower shall pay or cause to be paid all Obligations falling due hereunder on the dates and in the manner specified herein;

          7.1.2. CONDUCT OF BUSINESS. The Borrower shall, and shall take all necessary corporate action to cause each Material Subsidiary to, do or cause to be done all things necessary or desirable to maintain its corporate existence in its present jurisdiction of incorporation, to maintain its corporate power and capacity to own its properties and assets, and to carry on its Core Line of Business in a commercially reasonable manner in accordance with past practice;

          7.1.3. PRESERVATION OF MATERIAL AUTHORIZATIONS. The Borrower shall, and shall take all necessary corporate action to cause each Material Subsidiary to, preserve, maintain in effect at all times and at all times comply with all Material Authorizations except where the failure to preserve and maintain a Material Authorization could not reasonably be expected to have a Material Adverse Effect;

          7.1.4. COMPLIANCE WITH APPLICABLE LAW AND CONTRACTS. The Borrower shall, and shall take all necessary corporate action to cause each Material Subsidiary to (a) comply with the requirements of all Applicable Law, and all obligations which, if contravened, could give rise to a Lien (other than a Permitted Encumbrance) over any of the Real Property, and all insurance policies, non-compliance with which could, singly or in the aggregate, be reasonably expected to

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                                     - 44 -

          have a Material Adverse Effect, and (b) comply with all contracts (including leases of Real Property) to which it is a party or by which it or its properties are bound and, with respect to leases of Real Property, (i) keep such leases in full force and effect and not allow such leases to lapse or be terminated other than in the ordinary course of business or any rights to renew such leases to be forfeited or cancelled other than in the ordinary course of business, and (ii) notify the Agent of any default by any party with respect to such leases and take all commercially reasonable steps to cure any such default, in each case under clause (b) of this section 7.1.4, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect;

          7.1.5. ACCOUNTING METHODS AND FINANCIAL RECORDS. The Borrower shall, and shall take all necessary corporate action to cause each Material Subsidiary to, maintain a system of accounting which is established and administered in accordance with GAAP and keep adequate records and books of account in which accurate and complete entries shall be made in accordance with such accounting principles reflecting all transactions required to be reflected by such accounting principles;

          7.1.6. MAINTENANCE OF REAL PROPERTY. The Borrower shall, and shall take all necessary corporate action to cause each Material Subsidiary to, maintain the Real Property owned or leased by it in good repair, working order and condition in accordance with past practice (reasonable wear and tear excepted) and from time to time make or cause to be made all necessary and appropriate repairs, renewals and replacements thereto except, in each case, where the failure to maintain such Real Property could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          7.1.7. MAINTENANCE OF INSURANCE. The Borrower shall maintain on behalf of itself and the Material Subsidiaries, or shall take all necessary corporate action to cause the Material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Material Subsidiary operates; provided, however, that the Borrower and its Material Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Material Subsidiary operates and to the extent consistent with prudent business practice;

          7.1.8. PAYMENT OF TAXES. The Borrower shall, and shall take all necessary corporate action to cause each Material Subsidiary to:

                 7.1.8.1.  pay and discharge all Taxes payable by it;

                 7.1.8.2. with3hold and collect all Taxes required to be withheld and collected by it and remit such Taxes to the appropriate Governmental Body at the time and in the manner required; and

                 7.1.8.3. pay and discharge all obligations incidental to any trust imposed upon it by statute which, if unpaid, might become a Lien (other than a Permitted Encumbrance) upon any of its Real Property;

                 except that no such Taxes or obligations need be paid, collected or remitted if (i) it is being actively and diligently contested in good faith by appropriate proceedings,

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                                     - 45 -

                 (ii) reserves considered adequate by the Borrower shall have been set aside therefor on its books, and (iii) such Taxes or obligation shall not have resulted in a Lien other than a Permitted Encumbrance, and for which any enforcement proceedings, if commenced, shall have been stayed and, in any event, appropriate security shall have been given, if required, to prevent the commencement or continuation of proceedings;

          7.1.9. INSPECTIONS. The Borrower shall permit each of the Agent and its authorized employees, representatives and agents at reasonable times and during normal business hours, upon giving reasonable notice, to discuss, or meet at the head office of the Borrower to discuss, with senior management of the Borrower, the businesses, property, financial condition and prospects of the Borrower and its Material Subsidiaries;

          7.1.10. NOTICE OF LITIGATION AND OTHER MATTERS. The Borrower shall, as soon as practicable after it shall become aware of the same, give notice to the Agent and the Lenders of the following events:

                 7.1.10.1. the commencement of any action, proceeding, arbitration or investigation against or in any other way relating adversely to the Borrower or any of its Material Subsidiaries or any of their respective properties, assets or businesses by any Person (including any Governmental Body) which, if adversely determined, could singly or when aggregated with all other such actions, proceedings, arbitrations and investigations reasonably be expected to have a Material Adverse Effect;

                 7.1.10.2. any insurance claim made by the Borrower or any of its Material Subsidiaries in excess of $5,000,000;

                 7.1.10.3. any development which has had or could reasonably be expected to have a Material Adverse Effect; and

                 7.1.10.4. any Default or Event of Default;

                 specifying, in each case, the relevant particulars thereof and the period of existence thereof and the action taken, being taken or proposed to be taken by or on behalf of the Borrower or any Material Subsidiary with respect thereto;

          7.1.11. QUARTERLY REPORTS. The Borrower shall, as soon as practicable and in any event within 60 days after the end of each Fiscal Quarter (other than the Fiscal Quarter ending in December) of each Fiscal Year deliver to the Agent a quarterly report for such Fiscal Quarter consisting of consolidated unaudited financial statements for the Borrower (in each case as at the end of such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter) in the form of the quarterly financial statements filed or, if not yet filed, required to be filed, with the Securities Commission;

          7.1.12. ANNUAL FINANCIAL STATEMENTS. The Borrower shall, as soon as practicable and in any event within 120 days after the end of each Fiscal Year, deliver to the Agent the annual audited consolidated financial statements of the Borrower, in the form of the annual financial statements filed or, if not yet filed, required to be filed with the Securities Commission;

          7.1.13. CERTIFICATE OF THE BORROWER. The Borrower shall deliver or cause to be delivered to the Agent, together with the report and financial statements in sections 7.1.11 and 7.1.12, a

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                                     - 46 -

          certificate of the Borrower in the form attached hereto as Schedule
          7.1.13 duly executed by the Chief Financial Officer or Controller thereof certifying (i) that such financial statements were prepared in accordance with GAAP (subject to normal year-end adjustments in the case of interim unaudited financial statements) and fairly present the financial position and results of operations of the Borrower on a consolidated basis for the period and as at the date thereof, (ii) that no Default or Event of Default has occurred hereunder or, if any Default or Event of Default has occurred, specifying the relevant particulars and the period of existence thereof and the action taken, being taken or proposed to be taken by or on behalf of the Borrower or any Material Subsidiary with respect thereto, (iii) demonstrating in reasonable detail compliance (or, as the case may be, non-compliance) at the end of the relevant Fiscal Quarter or Fiscal Year with the covenants contained in section 7.1.18 and, in each case, where a Material Adverse Change has occurred, specifying the relevant particulars, the period of existence and the action taken, being taken or proposed to be taken by or on behalf of the Borrower with respect thereto;

          7.1.14. PUBLIC INFORMATION. The Borrower shall from time to time deliver to the Agent copies of all reports, financial statements, information or proxy circulars and other information sent by the Borrower to its shareholders at the same time as the Borrower sends such material to its shareholders and the Borrower shall deliver to the Agent copies of all registration statements, prospectuses, press releases, material change reports and similar disclosure documents filed by the Borrower with any securities regulatory authority (including the Securities Commission) or stock exchange, provided that if any such reports or disclosures are filed on a confidential basis, then the Borrower shall not be required to deliver the same to the Agent until such time as they are no longer filed on a confidential basis;

          7.1.15. OTHER FINANCIAL INFORMATION. As soon as practicable following a request therefor from the Agent on behalf of the Lenders, the Borrower shall furnish to the Agent such other financial information as the Agent on behalf of the Lenders may reasonably request from time to time;

          7.1.16. COVENANT TO GUARANTEE OBLIGATIONS. At the expense of the Borrower, to the extent permitted by law, at such time as any new direct or indirect Relevant Subsidiaries of the Borrower (other than the Lone Star Subsidiaries) are formed or acquired or any existing Subsidiary of the Borrower becomes a Relevant Subsidiary (other than the Santa Anita Subsidiaries) within 15 Banking Days thereafter, cause such Relevant Subsidiary to duly execute and deliver to the Agent an agreement, in form and substance satisfactory to the Agent binding it to the provisions of Article 10 of this Agreement, whereby such Relevant Subsidiary guarantees the Borrower's Obligations under the Loan Documents substantively on the terms of the Guaranty. Notwithstanding the foregoing, if the Relevant Subsidiary is not wholly-owned by the Borrower or its wholly-owned Subsidiaries, the Borrower will only be required to cause such Relevant Subsidiary to comply with this Section 7.1.16 if and to the extent it may do so under Applicable Law and under applicable contractual obligations without the consent of the other shareholders of such Relevant Subsidiary (or their respective nominees on the board of directors or similar managing body of such Relevant Subsidiary). Concurrently with the delivery of such agreement, the Borrower will deliver to the Agent a signed copy of a favorable opinion, addressed to the Agent and the Lenders, of counsel to the Borrower as to such guaranty being the legal, valid and binding obligation of the Relevant Subsidiary party thereto, enforceable in accordance with its terms and as to such other matters as were addressed in the opinion of the Borrower's counsel delivered pursuant to Section 8.1.4.5, and subject only to the qualifications set out in such opinion and to any other qualifications which in the reasonable opinion of the Borrower's counsel are required by law;

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                                     - 47 -

          7.1.17. COVENANT REGARDING PERMITTED ACQUISITIONS. Within 30 days after the closing of a Permitted Acquisition, the Borrower shall provide the Agent and Lender with an Officer's Certificate:

          (a)  confirming that such Acquisition was a Permitted Acquisition;

          (b) attaching a true and complete copy of the purchase (or equivalent) agreement for such Acquisition, and all written amendments thereto or waivers of any material provision or condition thereof;

          (c) attaching true and complete copies of the financial statements relied on, if any, by the Borrower or the Material Subsidiary, as applicable, in entering such agreement;

          (d) whether the entity being acquired will constitute a Relevant Subsidiary or, if not, the basis for such determination; and

          (e) confirming the manner in which the Borrower is including the results from the operations of such Acquisition for purposes of the financial covenants set forth in section 7.1.18 and confirming such inclusion is in compliance with section 1.13; and

          7.1.18. FINANCIAL COVENANTS. The Borrower shall maintain the following ratios (measured on a consolidated basis) as at the end of each Fiscal Quarter:

                 7.1.18.1. TOTAL FUNDED DEBT TO EBITDA. The ratio of (i) Total Funded Debt less cash reflected on the Borrower's consolidated balance sheet to (ii) EBITDA shall not be greater than 3.50:1.00.

                 7.1.18.2. TOTAL INTEREST COVERAGE. The ratio of (i) EBITDA less Taxes and maintenance Capital Expenditures, and as adjusted for working capital changes, to (ii) Total Interest Expense shall be no less than 1.70:1.00.

                 For the purposes of this section 7.1.18, (i) Total Funded Debt shall be measured as at the end of the applicable Fiscal Quarter based on the consolidated financial statements of the Company and calculated in accordance with GAAP, and (ii) EBITDA, maintenance Capital Expenditures, Taxes, working capital changes and Total Interest Expense shall be measured for the period comprising the applicable Fiscal Quarter and the three Fiscal Quarters immediately preceding such Fiscal Quarter based on the consolidated financial statements of the Company and calculated in accordance with GAAP.

          7.1.19. COMERICA FILINGS AND BNS FILINGS. The Borrower shall take commercially reasonable steps to cause each of the Comerica Filings and the BNS Filings to be discharged in due course and neither the Borrower nor any of its Subsidiaries shall incur, create or assume any indebtedness in favour of any Person which is secured by the Comerica Filings or the BNS Filings.

          7.1.20. NOTICE OF PAYMENT TO HOLDERS OF SUBORDINATED DEBT. The Borrower will give the Agent at least ten Business Days' notice prior to sending any notice of redemption to holders of Subordinated Debt or otherwise creating or becoming subject to any obligation to make an unscheduled repayment of principal on or repurchase of the Subordinated Debt.

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                                     - 48 -

7.2.      NEGATIVE COVENANTS

                 So long as any Loan remains outstanding or so long as the Borrower has the right to utilize the Credit Facility, and unless the Agent on behalf of the Lenders otherwise consents in writing, the Borrower covenants and agrees that it and each Material Subsidiary shall not from and after May 1, 2002:

          7.2.1. ENCUMBER PROPERTY. Create, grant, assume or suffer to exist any Lien upon any of its properties or assets, or upon any of the property and assets of any Material Subsidiary, other than Permitted Encumbrances and Liens arising in connection with financial assistance permitted by Section 7.2.8;

          7.2.2. CAPITAL EXPENDITURES. Incur or commit or agree to incur any Capital Expenditure unless (i) such Capital Expenditure is in respect of the Core Line of Business carried on by the Borrower or any Subsidiary or in respect of any real estate owned by the Borrower or any Subsidiary on the date of this Agreement and (a) was included in a budget delivered to the Agent, or (b) has been approved by the board of directors of the Borrower or a Material Subsidiary, as applicable, or (ii) such Capital Expenditure is approved in writing by the Agent on behalf of the Lenders;

          7.2.3. NON-ARM'S LENGTH TRANSACTIONS. Repay any existing indebtedness or liabilities owed to, or otherwise enter into any transaction or agreement with, any Affiliate (or any corporation which, after the transaction in question becomes effective, would become an Affiliate), or permit any Material Subsidiary to enter into any such transaction, other than (a) with an Affiliate which is the Borrower or a Material Subsidiary or (b) where such repayment (or the indebtedness giving rise thereto) or transaction is approved by the board of directors of the Borrower or (c) where such transaction constitutes the purchase, sale or lease of assets or the purchase or provision of services, in each case in the ordinary course of business and either (x) such transaction is conducted on commercially reasonable terms and conditions, or (y) if such transaction relates to sharing facilities or personnel among the Borrower and one or more of its Affiliates, the related costs are allocated on a reasonable basis;

          7.2.4. AMALGAMATIONS, ETC. Enter into any transaction (including by way of reorganization, consolidation, amalgamation, liquidation, transfer, sale or otherwise) whereby the Borrower or all or any other material portion of the undertaking, property and assets of the Borrower would become the property of any other Person or permit any Material Subsidiary to enter into any such transaction, other than in the case of the Borrower, a Material Subsidiary, or in the case of a Material Subsidiary, the Borrower or any other Material Subsidiary or, in the case of any such amalgamation, the continuing corporation resulting therefrom;

          7.2.5.    UNRELATED BUSINESS. Other than investments set out in
          section 6.1.26 or acquisitions or other ventures having an aggregate cost (on a consolidated basis) of not greater than $5,000,000 (inclusive of any indebtedness, contingent or otherwise, assumed or incurred in connection therewith), engage directly or indirectly in any business activity, or purchase or otherwise acquire any properties or assets, in each case unrelated to its Core Line of Business;

          7.2.6. RESTRICTED PAYMENTS. The Borrower will not, and will not permit any Material Subsidiary to, declare, pay or make, or agree to declare, pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its equity securities payable solely in additional equity securities,
          (b) any Material Subsidiary may

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                                     - 49 -

          make Restricted Payments to the Borrower or any Material Subsidiary and any wholly-owned Material Subsidiary may redeem or repurchase its own equity securities, (c) the Borrower or any Material Subsidiary may make Restricted Payments pursuant to and in accordance with employee share purchase loans, stock option plans (including individual plans), profit sharing plans and/or other benefit plans, employee incentives and performance obligations for directors, officers, management, employees or consultants of the Borrower and its Material Subsidiaries, (d) the Borrower or any Material Subsidiary may make Restricted Payments for the purposes of employee and executive recruitment and relocation, (e) the Borrower or any Material Subsidiary may make payments in respect of indebtedness as set forth in clause (v) of the definition of Permitted Debt, (f) the Borrower or any Material Subsidiary may make any payment in respect of or relating to indebtedness or a transaction permitted by Section 7.2.3; and (g) the Borrower may make payments in respect of or relating to Subordinated Debt in accordance with the terms of such Subordinated Debt until such time as the Agent notifies the Borrower of the occurrence of a Default or an Event of Default or, after such notice only if the Agent acknowledges in writing that such Default or Event of Default is no longer continuing.

          7.2.7. DEBT. Create, incur, assume or suffer to exist, any indebtedness other than Permitted Debt or indebtedness arising in connection with financial assistance permitted by Section 7.2.8;

          7.2.8. FINANCIAL ASSISTANCE. Provide financial assistance, either directly or indirectly, by means of a guarantee, provision of security or otherwise to any Person, except for Permitted Debt or Permitted Encumbrances and any other obligations which the Borrower may enter into in favour of the Lenders and except for (i) financial assistance in an amount which does not exceed $5,000,000 in the aggregate, (ii) financial assistance given by the Borrower to a Material Subsidiary, or by a Material Subsidiary to the Borrower or any other Material Subsidiary, and (iii) financial assistance given to a Subsidiary in connection with either a Permitted Acquisition or an acquisition or investment not prohibited by this Agreement;

          7.2.9. DISPOSITION OF ASSETS. In any Fiscal Year, sell, lease, consign or otherwise dispose of, or agree to sell, lease, consign or otherwise dispose of, any assets or property except that the Borrower or any Material Subsidiary may (i) sell, lease or consign assets or properties in the ordinary course of business from time to time; (ii) sell, lease or consign real property (other than Real Property) held for sale or development and excess racetrack lands; (iii) transfer, abandon, surrender or otherwise dispose of any fixtures, equipment, machinery, tools, implements, facilities and appliances which may have become worn out, unserviceable, obsolete, unsuitable or unnecessary in the conduct of their businesses; and (iv) sell or otherwise dispose of any Subsidiary (other than a Material Subsidiary unless the sale or other disposition thereof is in accordance with section 7.2.10) with negative EBITDA determined, on a consolidated basis, for the four consecutive fiscal quarters most recently ended;

          7.2.10. CHANGE IN OWNERSHIP OF MATERIAL SUBSIDIARIES. Sell or otherwise dispose of any shares in the capital stock of any Material Subsidiary, or any warrants, rights or options to acquire such stock or permit any Material Subsidiary to issue, sell or otherwise dispose of any shares in its capital stock or the capital stock of any other Material Subsidiary or any warrants, rights or options to acquire such stock except to the Borrower or another Material Subsidiary;

          7.2.11. ACQUISITIONS. Permit or otherwise undertake any Acquisition (other than a Permitted Acquisition) without the prior written consent of the Agent (on behalf of the Majority Lenders).

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                                     - 50 -

7.3.      ENVIRONMENTAL MATTERS

          7.3.1. The Borrower shall maintain, for itself and its Material Subsidiaries, a system to ensure and monitor continued compliance with Environmental Laws, which shall include reviews of such compliance, and the maintenance, in all material respects, of environmental documents and records relating to their respective businesses as required by Environmental Law.

          7.3.2. The Borrower shall comply, and shall take all necessary corporate or other action to cause any of its Material Subsidiaries to comply with all Environmental Laws except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          7.3.3. The Borrower covenants and agrees that it and each Material Subsidiary shall not cause or permit a Release of any Hazardous Substance except in compliance, in all material respects, with Environmental Laws or that would not reasonably be expected to lead to material liability under Environmental Laws against the Borrower or a Subsidiary.

          7.3.4. The Borrower covenants and agrees that it and each Material Subsidiary shall not knowingly permit, and shall use reasonable commercial efforts to prevent any person, including but not limited to any invitee, occupant or tenant of or on any Real Property or any part thereof, to engage in any activity (or fail to take action), which is likely to lead to the imposition of material liability under any Environmental Laws against the Borrower or a Subsidiary which would have a Material Adverse Effect on the Borrower.

          7.3.5. The Borrower shall, and shall take all necessary corporate action to cause each Material Subsidiary to, promptly remove any Hazardous Substance (or if removal is prohibited by any Environmental Law, the Borrower or applicable Material Subsidiary shall take whatever action is required to ensure compliance with such Environmental Law) from any Real Property (or neighbouring lands where the Hazardous Substance has come from the Real Property) to the extent required by Environmental Law where the failure to do so could reasonably be expected to have a Material Adverse Effect on the Borrower or any Material Subsidiary.

          7.3.6. The Borrower shall provide the Agent with an environmental audit report (which shall include a report arising from an environmental site assessment, investigation or environmental review) with respect to any Real Property or an update of such audit (i) upon the written request of the Agent on behalf of the Lenders documenting its reasonable opinion that the Borrower or any Material Subsidiary may not be in material compliance with this section 7.3; (ii) if such audit is required by any Governmental Body or (iii) if an Event of Default relating to an environmental matter has occurred, and the Agent on behalf of the Lenders has made a reasonable written request to the Borrower for such audit or update to address the Event of Default within 60 days after such request, and all such audits or updates thereof shall be at the Borrower's expense.

          7.3.7. If the Borrower or any Material Subsidiary (i) receives notice that any violation of any Environmental Law may have been committed or is about to be committed by it, (ii) receives notice that any administrative or judicial complaint or order has been filed or is about to be filed against it alleging violations of any Environmental Law or requiring it to take any action in connection with the release of Hazardous Substances into the environment, or (iii) receives any notice from a Governmental Body or other Person alleging that the Borrower or any Material Subsidiary may be liable or responsible for costs associated with a response to or clean-up of a release of a Hazardous Substance into the environment or any damages caused thereby, in each

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                                     - 51 -

          case where the ultimate liability of the Borrower or any Material Subsidiary which may arise from such notice could reasonably be expected to have a Material Adverse Effect, the Borrower shall, and shall take all necessary corporate action to cause each Material Subsidiary to, provide the Agent with a copy of such notice within five days of receipt thereof. The Borrower shall, and shall take all necessary corporate action to cause each Material Subsidiary to, also provide to the Agent, as soon as practicable after it becomes available, a copy of any environmental audit report, including any report required to be submitted to any Governmental Body. If any such report estimates the cost of any clean-up or remedial action, including any approved by a Governmental Body, to be in excess of $5,000,000, the Borrower shall, and shall take all necessary corporate action to cause each Material Subsidiary to, provide evidence satisfactory to the Agent, acting reasonably, of disbursements made from time to time to effect and complete such clean-up or remedial action, including within such time as may be prescribed by a Governmental Body. The Borrower shall, and shall take all necessary corporate action to cause each Material Subsidiary to, provide written evidence to the Agent, including a report which the Agent and the Lenders shall expressly be entitled to rely on, confirming the completion of the clean-up or remediation of a site with a cost in excess of $5,000,000, including any investigations and monitoring.

          7.3.8. The Borrower shall, and shall take all necessary corporate action to cause each Material Subsidiary to, permit the Agent and its authorized employees, representatives and agents, at reasonable times and during normal business hours and at the Agent's own cost, upon giving reasonable notice, to visit and inspect any Real Property where the Agent or any Lender, in its reasonable opinion, believes that the Borrower or any Material Subsidiary may not be in compliance with section 7.3.7.

                                   ARTICLE 8.
                              CONDITIONS PRECEDENT

8.1.      CONDITIONS PRECEDENT TO CLOSING

                 The obligations of the Lenders to make available the Credit Facility or any part thereof to the Borrower are subject to compliance, on or before the Closing Date, with each of the following conditions precedent (each of which has been satisfied), which conditions precedent are for the sole and exclusive benefit of the Lenders and may be waived in writing by the Agent (at the direction of the Lenders in their sole discretion):

          8.1.1. the representations and warranties set out in Article 6 shall be true and correct on the Closing Date as if made on and as of such date;

          8.1.2. no Default or Event of Default shall have occurred and be continuing nor shall it be reasonably anticipated that there be any Default or Event of Default immediately after giving effect to the execution of the Loan Documents;

          8.1.3. except as set forth in Schedule 8.1.3 of the Disclosure Letter, no Material Adverse Change since the date of the Audited Financial Statements will have occurred;

          8.1.4. the Agent shall have received the following in form and substance satisfactory to the Lenders, acting reasonably:

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                                     - 52 -

                 8.1.4.1. an Officer's Certificate dated the Closing Date certifying that attached thereto are true and correct copies of the following documents, and that such documents are in full force and effect, unamended:

                           8.1.4.1.1. the articles or constating documents of the Borrower and each Guarantor;

                           8.1.4.1.2. the by-laws or other organizational documents of the Borrower and each Guarantor;

                           8.1.4.1.3. a certificate of incumbency including sample signatures of officers and directors of the Borrower and each Guarantor who have executed any of the Loan Documents or any other document delivered to the Agent under this Article 8; and

                           8.1.4.1.4. the resolutions or other documentation evidencing that all necessary action, corporate or otherwise, has been taken by the Borrower and each Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

                 8.1.4.2. a certificate of status, certificate of good standing or similar certificate with respect to the jurisdiction of incorporation of the Borrower and each Guarantor;

                 8.1.4.3. an Officer's Certificate dated the Closing Date confirming sections 8.1.2 and 8.1.3;

                 8.1.4.4. a three year management financial forecast for the Borrower and its Subsidiaries on a consolidated basis, with detailed quarterly covenant calculations, copies of which have previously been delivered to the Agent;

                 8.1.4.5. an opinion of Borrower's counsel dated the Closing Date in form and substance satisfactory to the Agent and Lenders, acting reasonably;

                 8.1.4.6. the Disclosure Letter in form and substance satisfactory to the Agent and Lenders, acting reasonably; and

                 8.1.4.7. such other documentation or information as the Agent and the Lenders shall have reasonably requested;

          8.1.5. the Agent and the Lenders shall have received payment in full of all reasonable invoiced fees and reimbursable out-of-pocket expenses payable by the Borrower on or prior to the Closing Date hereunder or under any other Loan Document, including payment of all reasonable fees, disbursements and out-of-pocket expenses of counsel to the Agent and the Lenders; and

          8.1.6. satisfactory completion of financial, business, legal, regulatory and environmental due diligence by the Agent and the Lenders, including (without limitation), in respect of the Borrower's refinancing strategy.

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                                     - 53 -

8.2.      CONDITIONS PRECEDENT TO ADVANCES

                 The obligation of the Lenders to make any Advances (other than a Rollover or Conversion) is subject to compliance, on or before the relevant Borrowing Date, with each of the following conditions precedent, which conditions precedent are for the sole and exclusive benefit of the Lenders and may be waived in writing by the Agent (at the direction of the Lenders in their sole discretion):

          8.2.1. in respect only of the initial Advance, an Officer's Certificate executed by the Chief Financial Officer or Controller of the Borrower and dated as of the applicable Borrowing Date in respect of such Advance providing reasonable evidence of compliance by the Borrower of the financial covenants set forth in section 7.1.18;

          8.2.2. the representations and warranties set out in Article 6 shall be true and correct on the relevant Borrowing Date as if made on and as of such date except if any such representation and warranty is specifically given in respect of a particular date or particular period of time and relates only to such date or period of time, then such representation and warranty shall be true and correct as of the date given or for the period of time to which it relates;

          8.2.3. no Default or Event of Default shall have occurred and be continuing nor shall it be reasonably anticipated that there will be any Default or Event of Default immediately after giving effect to the proposed Advance;

          8.2.4. no Material Adverse Change shall have occurred since the Closing Date in the case of the initial Advance and in the case of each subsequent Advance, since the date of the last Advance;

          8.2.5. if applicable, the Borrower shall have executed and delivered such standard form Letter of Credit Agreements of the L/C Lender as the L/C Lender may require in respect of such Advance; and

          8.2.6. the Agent shall have received a Borrowing Notice dated as of the relevant Borrowing Date.

                                   ARTICLE 9.
                         EVENTS OF DEFAULT AND REMEDIES

9.1.      EVENTS OF DEFAULT

                 The occurrence of any of the following events shall constitute an Event of Default:

          9.1.1. default by the Borrower in payment of any principal when due or any interest within three Banking Days after the same becomes due or any other amount within 10 days after notice of non-payment thereof is received by the Borrower;

          9.1.2. default by the Borrower or any Guarantor in the performance or observance of any covenant, condition or obligation contained in any Loan Document to which it is a party that does not require the payment of money to the Agent or any Lender and such default continues for a period of 20 days after the earliest of (x) receipt of notice from the Agent of such default, and

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                                     - 54 -

          (y) knowledge of the existence of such default by one of the chief executive officer, chief financial officer, controller, general counsel or secretary of the Borrower, unless:

               (i) such default is not capable of being cured within such 20 day period;

               (ii) the Borrower is diligently and in good faith advancing to remedy such default; and

               (iii) such default is in fact remedied within 40 days from expiry of the original 20 day cure period;

          9.1.3. the representation and warranty set out in Section 6.1.4 hereof is found to be false or incorrect in any material respect so as to make it materially misleading when made or deemed to have been made or any other representation or warranty made by the Borrower or any Guarantor herein or in any Officer's Certificate or other document delivered to the Agent or any Lender pursuant hereto or in connection with any Loan Document is found to be false or incorrect in any respect where the consequences of such misrepresentation or breach of warranty could reasonably be expected to have a Material Adverse Effect;

          9.1.4. any event shall occur or condition shall exist, and shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to any indebtedness or liability of the Borrower (other than Obligations) and the effect of such event or condition is to accelerate the maturity of such indebtedness or liability of the Borrower or any Material Subsidiary which is outstanding in an aggregate principal amount exceeding $5,000,000, or any such indebtedness or liability of the Borrower or any Material Subsidiary which is outstanding in an aggregate principal amount exceeding $5,000,000 shall be declared to be due and payable prior to the stated maturity thereof; provided, in each case, that it shall not be an Event of Default if the Borrower or applicable Material Subsidiary is diligently contesting such acceleration or declaration in good faith by appropriate proceedings or has fully repaid the indebtedness accelerated or declared due but it is acknowledged that in such circumstances such acceleration or declaration shall nevertheless be a Default which would enable the Agent to restrict payments to holders of Subordinated Debt pursuant to section 7.2.6;

          9.1.5. the Borrower admits in writing or by way of a public or press announcement its inability to pay its debts generally as they become due or otherwise acknowledges in writing or by way of a public or press announcement its insolvency;

          9.1.6. the Borrower institutes any proceeding or takes any corporate action or executes any agreement to authorize its participation in or commencement of any proceeding:

                 9.1.6.1.  seeking to adjudicate it a bankrupt or insolvent, or

                 9.1.6.2. seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal or application with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation);

          9.1.7.    any proceeding is commenced against or affecting the
          Borrower:

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                                     - 55 -

                 9.1.7.1.  seeking to adjudicate it a bankrupt or insolvent;

                 9.1.7.2. seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation); or

                 9.1.7.3. seeking appointment of a receiver, trustee, agent, custodian or other similar official for it or for any substantial part of its properties and assets; and

          in each case, such proceeding is not being contested in good faith by appropriate proceedings or, if so contested, remains outstanding, undismissed and unstayed more than 45 days from the institution of such first mentioned proceeding; provided, in each case, the Borrower and its Material Subsidiaries remain current on their respective payroll obligations during such contest;

          9.1.8. any creditor of the Borrower or any other Person shall privately appoint a receiver, trustee or similar official for any substantial part of the Borrower's properties and assets having a Replacement Cost greater than $10,000,000 and such appointment is not stayed and is not being contested in good faith by appropriate proceedings or, if so contested, such appointment is not terminated within 45 days from the original date of such appointment; provided, in each case, the Borrower and its Material Subsidiaries remain current on their respective payroll obligations during such contest;

          9.1.9. any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower which remains unsatisfied and (i) executions shall have been levied on any property of the Borrower by or on behalf of any creditor in reliance on such judgment or order and (ii) there shall be any period during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          9.1.10. if, at any time after execution and delivery thereof, other than by reason of a wilful act or omission of the Agent or any Lender,
          (i) any Loan Document ceases to be in full force and effect (unless within fifteen days of notice of the same being given by the Lenders to the Borrower such Loan Document again has full force and effect);
          (ii) any Loan Document is declared by a court or tribunal of competent jurisdiction to be null and void; or (iii) the validity or enforceability of any Loan Document is contested by the Borrower; or
          (iv) the Borrower denies in writing that it has any or further liability or obligations under any Loan Document (unless, in the case of an event described in (i) or (ii) above, the Borrower is able to fully remedy such default within a period of 15 days or the event is one for which the Lenders is wholly responsible);

          9.1.11.   except in connection with a transaction permitted under
          section 7.2.4, the Borrower or any Guarantor ceases or threatens in writing or by way of public or press announcement to cease to carry on business in the ordinary course;

          9.1.12.   there occurs a Change in Control; or

          9.1.13. any event shall occur or condition shall exist, and shall continue after the applicable grace period, if any, specified in any note or indenture relating to the Subordinated Debt, and the

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                                     - 56 -

          effect of such event or condition is to enable the holders of Subordinated Debt to accelerate the maturity of the Subordinated Debt (whether or not the Subordinated Debt is accelerated), or any Subordinated Debt shall be declared to be due and payable or the Borrower shall be required to repurchase any Subordinated Debt prior to the stated maturity thereof.

9.2.      REMEDIES UPON DEFAULT

                 Upon the occurrence of any Event of Default, subject to any applicable cure period, the Agent may, and at the direction of the Majority Lenders shall, by notice given to the Borrower:

          9.2.1. declare the unutilized portion (if any) of the Aggregate Commitment to be terminated (whereupon the Lenders shall not be required to make any further Advances);

          9.2.2.    declare all Obligations to be immediately due and payable;
          and

          9.2.3. take such actions and commence such proceedings as may be permitted at law or in equity at such times and in such manner as the Lenders in their sole discretion may consider expedient,

          all without, except as may be required by Applicable Law, any additional notice, presentment, demand, protest, notice of protest, dishonour or any other action. The rights and remedies of the Agent and the Lenders hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by Applicable Law.

9.3.      DISTRIBUTIONS

                 During the occurrence and continuance of an Event of Default, all distributions under or in respect of any of the Loan Documents shall be held by the Agent on account of the Obligations without prejudice to any claim by the Agent and the Lenders for any deficiency after such distributions are received by the Agent and the Borrower shall remain liable for any such deficiency. All such distributions may be applied to such part of the Obligations as the Lenders may see fit in their sole discretion, or, in the event the Lenders fail to advise the Agent of their determination, by the Agent. The Lenders may at any time change any such appropriation of any such distributions or other moneys received by the Agent and may reapply the same to any other part of the Obligations as the Lenders may from time to time in their sole discretion see fit, notwithstanding any previous application.

                                   ARTICLE 10.
                                    GUARANTY

10.1.     GUARANTY

          10.1.1. Each Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being such Guarantor's "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent or any Lender in enforcing any rights under such Guaranty.

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                                     - 57 -

          10.1.2. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations that would be owed by the Borrowers to the Agent or the Lenders under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

          10.1.3. Notwithstanding anything contained herein, in any Guaranty, or in any of the other Loan Documents to the contrary, if the obligations of any Guarantor hereunder exceed the limitations imposed under any Fraudulent Transfer Law, then such obligations of the Guarantor shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of the Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantor in respect of indebtedness to the Borrower or any other Person that is an Affiliate of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Guarantor in respect of the Obligations) and after giving effect (as assets) to the value (as determined under the applicable provisions of the Fraudulent Transfer
          Laws) of any rights to subrogation, reimbursement, indemnification or contribution of the Guarantor pursuant to Applicable Law or pursuant to the terms of any agreement.

10.2.     GUARANTY ABSOLUTE

                 Each Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of the Borrower or any other Guarantor under the Loan Documents, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Guarantor or whether the Borrower or any other Guarantor is joined in any such action or actions. The liability of such Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives to the extent permitted by applicable law, any defenses it may now or hereinafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries, or otherwise;

          (c) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries; or

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                                     - 58 -

          (d) any other circumstance or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor or surety.

                 This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations made, with respect to the Guarantors is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made. Notwithstanding the foregoing, the Agent acknowledges on behalf of the Lenders that the guarantees given by Laurel Racing Assoc., Inc., Laurel Racing Association Limited Partnership, Pimlico Racing Association, Inc., and The Maryland Jockey Club of Baltimore City are given subject to a subordination and intercreditor agreement in favour of Mercantile-Safe Deposit and Trust Company, as the same may be amended, modified or restated from time to time.

10.3.     WAIVER

                 Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender exhaust any right or take any action against the Borrower or any other Person. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waiver set forth in this section 10.3 is knowingly made in contemplation of such benefits.

10.4.     CONTINUING GUARANTY; ASSIGNMENTS

                 This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible payment in full of the Guaranteed Obligations, (b) be binding upon each Guarantor, its successors and assigns and
(c) inure to the benefit of and be enforceable by the Lenders, the Agent and their respective successors and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations hereunder (including, without limitation, all or any portion of its Lender's Commitment and the Advances owing to it) to any assignee pursuant to and in accordance with section 12.9, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

10.5.     SUBROGATION

                 No Guarantor will exercise any rights that it may now or hereafter acquire against the Borrower or any other Guarantor that arise from the existence, payment, performance or enforcement of any Guarantor's Obligations under this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against the Borrower or any other Guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Loans and all other amounts payable under this Guaranty shall have been paid in full in cash and the Aggregate Commitment shall have expired or terminated. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the payment in full in cash of the

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                                     - 59 -

Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, and (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash, the Agent and the Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                                   ARTICLE 11.
             THE AGENT AND THE ADMINISTRATION OF THE CREDIT FACILITY

11.1.     APPOINTMENT AND AUTHORIZATION

          11.1.1. Each Lender hereby irrevocably appoints and authorizes the Agent to be its attorney in its name and on its behalf to exercise such rights or powers granted to such Lender under this Agreement and the other Loan Documents on the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby authorizes the Agent to execute, as agent for and on its behalf, any of the other Loan Documents wherein it is expressly stipulated that the Agent is acting in such capacity, and each Lender agrees to be bound thereby as principal.

          11.1.2. As to any matters not expressly provided for by this Agreement or the Loan Documents (including, without limitation, enforcement thereof), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all of the Lenders. The Agent shall not be required to take any action which exposes the Agent to liability in such capacity, which could result in the Agent's incurring any costs and expenses not contemplated by this Agreement or which is contrary to this Agreement or Applicable Law.

          11.1.3. The Agent shall have no duties or obligations other than as expressed herein, which duties are solely of a mechanical and administrative nature. Without limiting the generality of the foregoing, the Agent does not undertake, and the Lenders relieve the Agent from, any implied duties, responsibilities, obligations or functions and there shall not be construed against the Agent any implied covenants or terms, whether in respect of matters arising prior to, on, or following the date of this Agreement. The relationship between the Agent and the Lenders is that of agent and principal only, and the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lenders.

11.2.     DUTIES AND OBLIGATIONS OF AGENT

                 Neither the Agent nor any of its directors, officers, agents or employees (and, for purposes hereof, the Agent shall be deemed to be contracting as agent for and on behalf of such Persons) shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Loan Documents (whether before, on or after the date of this Agreement) except for its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the
Agent:

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                                     - 60 -

          (a) may assume that there has been no assignment or transfer by any Lender of its rights hereunder unless and until all of the requirements of section 12.9 have been complied with;

          (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

          (c) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile or other means of electronic communication) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder or thereunder;

          (d) may assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge to the contrary;

          (e) may rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Person upon a certificate signed by or on behalf of such Person;

          (f) does not make any warranty or representation to any Lender nor shall it be responsible to any Lender for the accuracy or completeness of the data made available to any of the Lenders in connection with the negotiation of this Agreement, or for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement;

          (g) shall not have any duty to ascertain or to enquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or any of its Material Subsidiaries;

          (h) shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action; and

          (i) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any instrument or document furnished pursuant hereto or thereto or for any failure of the Borrower to perform its obligations hereunder.

11.3.     PROMPT NOTICE TO THE LENDERS

                 The Agent shall provide to the Lenders copies of all information, notices and reports given to the Agent by the Borrower as soon as practicable after receipt of the same, except information, notices and reports
(i) relating solely to the role of Agent hereunder, (ii) distributed directly by the Borrower to the Lenders pursuant to this Agreement, or (iii) otherwise considered by the Agent to be irrelevant or immaterial to the Lenders or to any particular category or group thereof.

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                                     - 61 -

11.4.     AGENT'S AUTHORITY TO DEAL WITH BORROWER

                 With respect to its own participation in the Credit Facility, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent. The Agent may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Affiliate of any of them and any Person which may do business with any of them, all as if the Agent were not the Agent hereunder and without any duties to account therefor to the Lenders or to any other Person.

11.5.     DEALINGS BY BORROWER WITH AGENT

                 Unless otherwise specifically provided herein, the Borrower shall deal with the Agent in lieu of the Lenders for all purposes of this Agreement. The Borrower may rely, and shall be fully protected in so relying, without any obligation to inquire into the correctness thereof, upon any action taken, notice, direction, waiver, consent, determination, communication or agreement by the Agent purporting to be on behalf of the Majority Lenders or the Lenders hereunder, as the case may be, any of which shall, as regards the Borrower, be deemed to be an action, notice, direction, waiver, consent, determination, communication or agreement of the Majority Lenders or the Lenders, as applicable.

11.6.     INDEPENDENT CREDIT DECISIONS

                 Each Lender acknowledges that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Company. Accordingly, each Lender confirms with the Agent that it has not relied, and will not hereafter rely, on the Agent
(i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other Person under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent), or (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees or agents. Each Lender acknowledges that a copy of this Agreement and each of the other Loan Documents has been made available to it for review and each Lender acknowledges that it is satisfied with the form and substance of the same.

11.7.     INDEMNIFICATION

                 Each Lender hereby agrees to indemnify the Agent (to the extent not reimbursed by the Borrower), in accordance with its Rateable Portion, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent at any time (including, without limitation, at any time following repayment in full of all Obligations) in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder or in respect hereof or thereof; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent

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                                     - 62 -

promptly upon demand for its Rateable Portion of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders as against the Borrower under, or the enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower. The indemnity in this section 11.7 shall survive the payment and satisfaction of all Obligations and the termination of this Agreement.

11.8.     SUCCESSOR AGENT

                 The Agent may, as hereinafter provided, resign at any time by giving 30 days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor agent (the "Successor Agent") which shall be one of the Lenders. If no Successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a Successor Agent from among the Lenders acceptable to the Borrower acting reasonably. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall thereupon be discharged from its further duties and obligations as Agent under this Agreement. The retiring Agent shall cooperate with the Successor Agent in the performance of its duties for a reasonable period of time after such resignation. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 11 shall continue to enure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

11.9.     ACTION BY AND CONSENT OF LENDERS; WAIVER AND AMENDMENTS

          11.9.1. Subject to section 11.9.3, where the terms of this Agreement or any of the other Loan Documents refer to any action to be taken hereunder or thereunder by the Lenders or to any such action that requires the consent or other determination of the Lenders, the action taken by and the consent or other determination given or made by the Majority Lenders shall, except to the extent that this Agreement expressly provides to the contrary, constitute the action or consent or other determination of the Lenders herein or therein referred to, and the Agent may exercise its powers under section 11.1 based upon such action, consent or other determination.

          11.9.2. Subject to section 11.9.3, this Agreement and any other Loan Document may be amended only if the Borrower and the Majority Lenders so agree in writing, any consent under this Agreement or any other Loan Document shall be given only by the Agent (at the direction of the Majority Lenders) in writing, and any Event of Default may be waived before or after it occurs only if the Agent (at the direction of the Majority Lenders) so agrees in writing. Any amendment, consent or waiver so made shall be binding upon all of the Lenders.

          11.9.3.   Any amendment or waiver which changes or relates to:

          (a) the amount or term of the Loan available hereunder or any Lender's Commitment;

          (b)  the amount or dates of payment of principal, interest or fees;

          (c)  the notice period required for any Advance;

          (d)  the amount or dates of payment of any fees;

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                                     - 63 -

          (e)  the definition of "Majority Lenders"; or

          (f)  this section 11.9;

          shall require the agreement of all of the Lenders and also (in the case of an amendment) of the Borrower. An amendment or waiver which changes or relates to the rights and/or obligations of the Agent shall also require the agreement of the Agent thereto.

          11.9.4. Any waiver and any consent by the Agent or any Lenders under any provision of this Agreement or any other Loan Document may be given subject to any conditions thought fit by the Person giving that waiver or consent. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

11.10.    FUNDING OF ADVANCES

          11.10.1. Upon receipt of a Borrowing Notice, the Agent shall forthwith notify each Lender of the proposed Borrowing Date, Rollover Date or Conversion Date, as the case may be, the principal amount of the relevant Advance, Rollover or Conversion, as the case may be, such Lender's Rateable Portion of any Advance, the account of the Agent to be credited by such Lender (if applicable) and all other relevant particulars thereof (including, in the case of an issuance of a Letter of Credit, the expiry date thereof and the name of the beneficiary thereof).

          11.10.2. Each Lender shall, not later than 11:00 a.m. (Chicago time) on the relevant Borrowing Date, credit the Agent's account specified in the Agent's notice given under this section 11.10 with such Lender's Rateable Portion of each Advance in immediately available funds. The Agent will, as soon as reasonably practicable after receiving such funds from the Lenders and upon fulfilment of all applicable conditions set forth in this Agreement, make the full amount of such funds available to the Borrower by crediting the Borrower's account maintained with the Agent at the Branch of Account (or causing such account to be credited).

          11.10.3. Unless the Agent has been notified by a Lender by 10:00 a.m. (Chicago time) on the proposed Borrowing Date of any Loan requested by the Borrower that such Lender will not make available to the Agent its Rateable Portion of such Loan, the Agent may assume that such Lender has made such portion of the Loan available to the Agent on the Borrowing Date in accordance with the provisions hereof and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made its Rateable Portion of a Loan available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such Lender's Rateable Portion of the Loan and all reasonable costs and expenses incurred by the Agent in connection therewith together with interest thereon (at the rate payable hereunder by the Borrower in respect of such Loan) for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Agent, provided, however, that notwithstanding such obligation if such Lender fails to so pay, the Borrower shall, without prejudice to any rights the Borrower may have against such Lender, repay such amount to the Agent forthwith after demand therefor by the Agent. The amount payable to the Agent pursuant hereto shall be as set forth in a certificate delivered by the Agent to such Lender and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be PRIMA FACIE evidence of the amount owing. If such Lender makes the payment to the Agent required herein, the amount so paid (otherwise than in respect of interest and such costs, charges and expenses of the Agent) shall constitute such Lender's Rateable Portion of the Loan for purposes of this Agreement. If the Agent has been

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                                     - 64 -

          notified by a Lender that such Lender will not make available to the Agent its Rateable Portion of any Loan, the Agent shall have no obligation to make available such amount to the Borrower under any provision of this Agreement or any Loan Document.

          11.10.4. The failure of any Lender to fund its Rateable Portion of a Loan shall not relieve any other Lender of its obligation, if any, hereunder to fund its Rateable Portion of the Loan on the relevant Borrowing Date and nothing in this Agreement shall limit the rights and remedies that the Borrower, the Agent or any Lender may have against a defaulting Lender.

11.11.    REMITTANCE OF PAYMENTS

          11.11.1. As soon as practicable after receipt of any notice of payment by the Borrower hereunder, the Agent shall give notice to each Lender of the amount of the payment to be made to it on such day and all other relevant particulars of such payment. Subject to section 11.15, as soon as practicable after receipt of any repayment or prepayment of any Loans under the Credit Facility or any payment of interest or any other amount payable by the Borrower hereunder, the Agent shall remit to each Lender its Rateable Portion of such payment or prepayment and its respective entitlement, if any, to any other amount payable by the Borrower hereunder.

          11.11.2. If the Agent, on the assumption that it will receive on any particular date a payment of principal, interest or fees hereunder, remits any amount to the relevant Lender and the Borrower fails to make such payment, each such Lender agrees to repay to the Agent forthwith on demand the amount so received by it together with all reasonable costs and expenses incurred by the Agent in connection therewith (to the extent not reimbursed by the Borrower) and interest thereon at the rate and calculated in the manner applicable to the Loan in respect of which such payment was made for each day from the date such amount is remitted to the relevant Lender. The amount payable to the Agent pursuant hereto shall be as set forth in a certificate delivered by the Agent to each such Lender, which certificate shall be conclusive and binding for all purposes, absent manifest error.

11.12.    REDISTRIBUTION OF PAYMENTS

                 Except as otherwise expressly contemplated in this Agreement, a Lender (a "Remitting Bank") which obtains any payment (whether voluntary, involuntary, by way of set-off or otherwise) on account of its portion of a Loan which has not been repaid to the other Lender in accordance with their respective Rateable Portions shall, and the Borrower hereby irrevocably authorizes any such Lender to, remit such payment or portion thereof to the Agent for redistribution to the Lenders in accordance with their respective Rateable Portions. In any such case, the Remitting Bank, upon such payment by it to the Agent, shall be deemed for all purposes not to have received from the Borrower that payment so remitted to the Agent, and the Lenders or Bank (the "Receiving Bank") receiving such payment or portions thereof upon a redistribution thereof by the Agent shall be deemed for the purposes hereof to have received such payment or portion thereof (as the case may be) from the Borrower. If all or part of any such payment made by such Remitting Bank shall be recovered by the Borrower from such Remitting Bank, such amount so paid by such Remitting Bank to the Agent shall forthwith be repaid by the Receiving Bank to the Agent (for the benefit of the Remitting Bank).

11.13.    NOTIFICATION OF DEFAULT

                 Each Lender shall promptly notify the Agent, and the Agent shall promptly notify each of the Lenders, of any event of which it has actual notice which constitutes a Default or an Event of

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                                     - 65 -

Default. The Agent shall not be deemed to have actual notice of the occurrence of a Default or Event of Default unless the Agent has received notice from any of the Lenders or the Borrower referring to this Agreement, describing the default and stating that the notice is a "Notice of Default".

11.14.    TAKING AND ENFORCEMENT OF REMEDIES

          11.14.1. Each of the Lenders hereby acknowledges that, to the extent permitted by Applicable Law, the remedies provided hereunder and under the other Loan Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and thereunder are to be exercised collectively by the Agent upon the instructions of the Majority Lenders. Accordingly, notwithstanding any of the provisions contained herein or therein, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action with respect to the Credit Facility, including, without limitation, any election of remedies in respect of an Event of Default hereunder, but that any such action shall be taken only by the Agent upon the instructions of the Majority Lenders as provided herein. Notwithstanding the foregoing, in the absence of instructions from the Majority Lenders (or, to the extent section 11.9.3 is applicable, all of the Lenders) where the Agent has requested instructions and in its sole opinion the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interests of the Lenders. Each of the Lenders further covenants and agrees, that, upon any such instructions being given to the Agent by the Majority Lenders, it shall cooperate fully with the Agent to the extent requested by the Agent in any remedial action hereunder including, without limitation, the appointment of a receiver and manager to act for their collective benefit. Each Lender covenants and agrees to do all acts and things and to make, execute and deliver all agreements and other instruments, including, without limitation, any instruments necessary to effect any registrations, so as to fully carry out the intent and purposes of this section 11.14.1.

          11.14.2. Each Lender hereby covenants and agrees that it has not heretofore sought, taken, accepted or received and shall not hereafter seek, take, accept or receive any security for any of the obligations and liabilities of the Borrower hereunder or under the other Loan Documents or under any other document, instrument, writing or agreement ancillary hereto or thereto other than such security as is provided hereunder or thereunder and shall not enter into any agreement with any of the parties hereto or thereto relating in any manner whatsoever to the Credit Facility, unless all of the Lenders shall at the same time obtain the benefit of any such security or agreement.

          11.14.3. Each of the Lenders and the Borrower further covenants and agrees that all proceeds from the exercise of the rights and remedies provided hereunder and under the Loan Documents, to the extent permitted by Applicable Law, are held for the benefit of all of the Lenders and, after deduction therefrom of all costs of enforcement, shall be shared among the Lenders proportionately based upon the respective aggregate amounts of the Obligations which are outstanding to each of the Lenders at the relevant time or times of sharing. To the extent any Lender receives or is entitled to receive any amount hereunder in excess of the amount of the Obligations owed to it hereunder it shall hold such excess in trust on behalf of and for the benefit of the other Lenders entitled thereto.

          11.14.4. Each of the Lenders agrees with each of the other Lenders that if it exercises any right of set-off in accordance with the provisions hereof (or otherwise pursuant to Applicable Law) in connection with any Obligations, it shall promptly so advise the Agent and each of the

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                                     - 66 -

          other Lenders and, to the extent permitted by Applicable Law, the Lenders shall share all such set-offs in accordance with the provisions of section 11.14.3 hereof, provided that none of the Lenders shall be liable hereunder to any of the other Lenders by reason of failure to exercise or validly exercise any right of set-off or by reason of any restriction upon any such sharing.

11.15.    ADJUSTMENTS TO REFLECT RATEABLE PORTIONS

                 All Loans outstanding under the Credit Facility shall be maintained as between the Lenders according to their respective Rateable Portions, except to the extent that the Agent deems any variations therefrom to be immaterial and except that the L/C Lender shall solely be responsible for making L/C Loans. The Agent shall determine all adjustments to amounts required to be advanced by the Lenders or to amounts of payments to which the respective Lenders are entitled to reflect as nearly as practicable the respective Rateable Portions of the Lenders under the Credit Facilities.

11.16.    NO PARTNERSHIP

                 Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other collective entity.

                                   ARTICLE 12.
                                     GENERAL

12.1.     RELIANCE AND NON-MERGER

                 All covenants, agreements, representations and warranties of the Borrower made herein or in any other Loan Document or in any certificate or other document signed by any of its directors or officers and delivered by or on behalf of either of them pursuant hereto or thereto are material, shall be deemed to have been relied upon by the Agent and each Lender notwithstanding any investigation heretofore or hereafter made by the Agent, the Lenders or Lender's Counsel or any employee or other representative of any of them and shall survive the execution and delivery of this Agreement and the other Loan Documents until there are no Loans outstanding and the Lenders shall have no further obligation to make Advances hereunder. For clarity, this section 12.1 shall in no way affect the survival of those provisions of this Agreement or any Loan Document which by their terms are stated to survive termination of this Agreement.

12.2.     CONFIDENTIALITY

                 Each of the Agent and each of the Lenders will maintain on a confidential basis (except as otherwise permitted hereunder or as required by Applicable Law) all information relating to the Borrower and its Subsidiaries provided to it hereunder by the Borrower or any of its Subsidiaries; provided, however, that this Section 12.2 shall not apply to any information which (i) was lawfully in the public domain at the time of communication to the Agent or such Lender, (ii) lawfully enters the public domain through no fault of the Agent or such Lender subsequent to the time of communication to the Agent or such Lender,
(iii) was lawfully in the possession of the Agent or such Lender free of any obligation of confidence at the time of communication to the Agent or such Lender, or (iv) was lawfully communicated to the Agent or such Lender free of any obligation of confidence subsequent to the time of initial communication to the Agent or such Lender.

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                                     - 67 -

12.3.     NO SET-OFF BY THE BORROWER

                 The amounts payable by the Borrower hereunder shall be made in full and shall not be subject to any deduction, withholding, set-off or counterclaim by the Borrower for any reason whatsoever.

12.4.     EMPLOYMENT OF EXPERTS

                 The Agent may, at any time and from time to time, at its cost if not a responsibility of the Borrower in Section 5.4, retain and employ legal counsel, independent accountants and other experts in order to perform or assist it in the performance of its rights and powers under this Agreement or the other Loan Documents and will advise the Borrower at any time that it elects to do so.

12.5.     RELIANCE BY THE LENDERS

                 The Agent and the Lenders shall be entitled to rely upon any schedule, certificate, statement, report, notice or other document or written communication (including any facsimile, telex or other means of electronic communication) of the Borrower believed by them to be genuine and correct.

12.6.     NOTICES

                 Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand-delivery or courier as hereinafter provided. Any such notice, if delivered by courier, shall be deemed to be received on the next Banking Day after the date of delivery thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the day sent if sent prior to 2:00 p.m. (Chicago time) on any Banking Day or otherwise on the next succeeding Banking Day. Notice of change of address shall also be governed by this section 12.6. Notices and other communications shall be addressed as follows:

          (a)      if to the Borrower or any Guarantor:

          Magna Entertainment Corp.
          337 Magna Drive
          Aurora, Ontario
          L4G 7K1

          Attention:  Chief Financial Officer
                  And Attention: Corporate Secretary
          Facsimile number: (905) 726-7172

          (b)      if to the Agent:

          Bank of Montreal
          115 South LaSalle 17W
          Chicago, Illinois
          60603

          Attention: Manager, Client Services
          Facsimile number: (312) 293-8965

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                                     - 68 -

          (c)      if to the Lenders:

          Bank of Montreal
          115 South LaSalle 17W
          Chicago, Illinois
          60603

          Attention: Manager, Client Services
          Facsimile number: (312) 293-8965

          (d)      if to the Arranger:

          Bank of Montreal
          115 South LaSalle 17W
          Chicago, Illinois
          60603

         Attention: Manager, Client Services
         Facsimile number: (312) 293-8965

12.7.     TIME

                 Time is of the essence of the Loan Documents.

12.8.     FURTHER ASSURANCES

                 Whether before or after the happening of an Event of Default, the Borrower shall at its own expense do, make, execute or deliver, or cause to be done, made, executed or delivered by its Subsidiaries or other Persons, all such further acts, documents and things in connection with the Credit Facilities and the Loan Documents as the Agent may reasonably require from time to time for the purpose of giving effect to the Loan Documents all within a reasonable period of time following the request of the Agent.

12.9.     ASSIGNMENT

          12.9.1. This Agreement and the other Loan Documents shall enure to the benefit of and be binding on the parties hereto and thereto, their respective successors and any assignee or transferee of some or all of the parties' rights or obligations under this Agreement and the other Loan Documents as permitted under this section 12.9.

          12.9.2. The Borrower shall not assign or transfer all or any part of its rights or obligations under this Agreement or any of the other Loan Documents without the prior written consent of all of the Lenders, which consent may be arbitrarily withheld and any such assignment without consent shall be null and void.

          12.9.3. Any Lender (a "Grantor") may grant participations in all or part of its rights and obligations in respect of the Credit Facility and the Loan Documents to any other Person (a "Participant"), at such times and upon such terms as it may deem fit, without any obligation to obtain any consent of the Borrower, provided in each case that:

          (a) the Grantor shall remain fully liable for all of its obligations and responsibilities hereunder to the same extent as if such participation had not been granted; and

          (b) the Grantor shall administer the participation of the Participant and neither the Participant nor the Borrower shall have any rights against or obligations to, or deal directly with, each other in respect of the participation of the Participant.

          12.9.4. Any Lender (an "Assignor") may assign or transfer all or part of its rights in respect of the Credit Facility and the Loan Documents to, and may have its corresponding obligations in respect thereof assumed by any other Lender or any Affiliate of the Assignor or any Person (the "Assignee") at such times and upon such terms as it may deem fit, in each case, but only after obtaining the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed and shall be provided as soon as practicable, and provided further that the Borrower's consent shall not be required if an Event of Default has occurred and is continuing), provided in each case that:

          (a) without the Borrower's further prior written consent, no such assignment shall be permitted that would cause the Borrower to be obligated to make any payments under section 3.5, 3.6 or 3.7 arising on and as at the date of, and as a result of, such assignment that it was not otherwise obligated to pay to the Assignor on such date or would not be obligated to pay on such date but for such assignment;

          (b) the Assignor and the Assignee shall enter into an assignment and assumption agreement (the "Assignment Agreement") substantially in the form of Schedule 12.9.4, or otherwise in form and substance satisfactory to the Agent and the Assignor, whereby INTER ALIA the Assignee agrees to be bound by this Agreement and all Loan Documents relating to the obligations of the Lenders in the place and stead of the Assignor to the extent that the rights and obligations of the Assignor shall have been assigned to and assumed by the Assignee, and shall deliver a copy of the Assignment Agreement so executed to the Agent;

          (c) the Assignor shall pay to the Agent for the Agent's own account an administrative fee of $3,500 concurrently with the delivery of the Assignment Agreement to Agent;

          (d) the Agent shall execute the Assignment Agreement and shall notify the Borrower of the proposed Assignee and the rights and obligations to be assigned or transferred to the Assignee. Subject to the required consent (if any) of the Borrower to the assignment or transfer, the Agent and the Borrower shall execute and deliver the Assignment Agreement, and the Agent shall then deliver a copy of the executed Assignment Agreement to the Assignee and the Assignor. The Borrower shall execute and deliver such other assurances as may be reasonably requested by the Agent to confirm the release and discharge provided for in clause (e) below;

          (e) upon execution of the Assignment Agreement by the Assignor, the Assignee, the Agent and (if the consent of the Borrower is required) the Borrower, the assignment or transfer to the Assignee shall be effective upon the date provided in the Assignment Agreement, and the Assignee shall thereafter be and be treated as a Lender for all purposes of this Agreement and the other Loan Documents and shall be entitled to the full benefit hereof and thereof to the extent of such benefits as are transferred to it by the Assignor and subject to the obligations of the Assignor to the same extent as if the Assignee were an original party in respect of the rights and obligations transferred to and assumed by it, and the Assignor in respect of such assignment shall be released and discharged accordingly other than in respect of claims of the Borrower or a Guarantor against the Assignor relating to an event or circumstances arising, existing or occurring prior to such assignment;

          (f) as soon as practicable after the assignment or transfer shall have become effective the Agent shall prepare and distribute to the Lenders and to the Borrower an amendment to Schedule 1.1.61 reflecting the adjustments to the Lender's Commitments after such transfer or assignment, to which amendment the Borrower hereby agrees; and

          (g) the Assignee (other than an Assignee that is an Affiliate of the Assignor) of any Loan outstanding hereunder shall be entitled to receive the principal monies and all interest and all other monies owing under this Agreement in respect thereof free from all equities or rights of set-off or counterclaim between the Borrower and the original Lender or Lender that advanced such Loan and any intermediate Person entitled thereto and all Persons may act accordingly.

          12.9.5. the Borrower and each of the Lenders hereby consent to each and every assignment or transfer which may be made on or after the date hereof in accordance with the terms of section 12.9.4 and to the release and discharge of every Assignor provided for in clause (e) thereof; and

          12.9.6. any assignment, transfer or grant by a Lender as contemplated by this section 12.9 will not constitute a repayment by the Borrower to the Grantor or Assignor, as the case may be, of the assigned or participated portion of the Credit Facility, nor an Advance to the Borrower by the Assignee or Participant, as the case may be, and the parties acknowledge that the Borrower's obligations hereunder with respect to the assigned, transferred or participated portion of Loans will continue and not constitute new obligations.

12.10.    EXCHANGE OF INFORMATION

                 Each Lender may provide to any proposed assignee or participant such information concerning the financial position and the operations of the Company as, in the opinion of such Lender, may be relevant or useful in connection with the Credit Facility or any portion thereof proposed to be acquired by such assignee or participant, provided that each recipient of such information agrees not to disclose such information to any other Person and to be bound by the terms of section 12.2.

12.11.    COUNTERPARTS

                 This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

12.12.    ENTIRE AGREEMENT

                 The Loan Documents constitute the entire agreement between the parties hereto pertaining to the matters therein set forth and supersede and replace any prior understandings or arrangements pertaining to the Credit Facility. There are no warranties, representations or agreements between the parties in connection with such matters except as specifically set forth or referred to in the Loan Documents.

12.13.    LIABILITY OF ARRANGER

                 The Borrower, Agent, each Guarantor and each Lender acknowledges and agrees that the Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Credit Facility and has no responsibility to any of them for (a) the adequacy, accuracy, completeness and reasonableness of any representation, warranty, undertaking, agreement or statement contained in this Agreement or any Loan Document, or (b) any loss, cost, expense, damage or liability suffered or incurred by any of them; provided, however, that the Arranger shall have the full benefit of any indemnity of the Borrower or Guarantor provided hereunder or under any Loan Document, including (without limitation) section 3.8 hereof.

          IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

                                  MAGNA ENTERTAINMENT CORP., AS BORROWER

                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  BAY MEADOWS OPERATING COMPANY LLC, AS
                                  GUARANTOR, BUT ONLY WITH RESPECT TO
                                  ARTICLE 10 AND ALL OTHER PROVISIONS RELATED
                                  THERETO

                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  MEC PENNSYLVANIA RACING, INC., AS GUARANTOR,
                                  BUT ONLY WITH RESPECT TO ARTICLE 10 AND ALL
                                  OTHER PROVISIONS RELATED THERETO

                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  WASHINGTON TROTTING ASSOCIATION, INC.,
                                  AS GUARANTOR, BUT ONLY WITH RESPECT TO
                                  ARTICLE 10 AND ALL OTHER PROVISIONS
                                  RELATED THERETO

                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  MOUNTAIN LAUREL RACING, INC., AS GUARANTOR,
                                  BUT ONLY WITH RESPECT TO ARTICLE 10 AND ALL
                                  OTHER PROVISIONS RELATED THERETO

                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  GULFSTREAM PARK RACING ASSOCIATION, INC., AS
                                  GUARANTOR, BUT ONLY WITH RESPECT TO ARTICLE 10 AND ALL OTHER PROVISIONS RELATED THERETO


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  PACIFIC RACING ASSOCIATION, AS GUARANTOR,
                                  BUT ONLY WITH RESPECT TO ARTICLE 10 AND ALL
                                  OTHER PROVISIONS RELATED THERETO

                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  MEC LANDHOLDINGS (CALIFORNIA) INC., AS
                                  GUARANTOR, BUT ONLY WITH RESPECT TO ARTICLE 10 AND ALL OTHER PROVISIONS RELATED THERETO

                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  PIMLICO RACING ASSOCIATION, INC., AS
                                  GUARANTOR, BUT ONLY WITH RESPECT TO ARTICLE 10 AND ALL OTHER PROVISIONS RELATED THERETO

                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  LAUREL RACING ASSOC., INC., AS GUARANTOR, BUT ONLY WITH RESPECT TO ARTICLE 10 AND ALL OTHER PROVISIONS RELATED THERETO

                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP, AS GUARANTOR, BUT ONLY WITH RESPECT TO
                                  ARTICLE 10 AND ALL OTHER PROVISIONS RELATED
                                  THERETO

                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  THE MARYLAND JOCKEY CLUB OF BALTIMORE CITY, AS GUARANTOR, BUT ONLY WITH RESPECT TO ARTICLE 10 AND ALL OTHER PROVISIONS RELATED THERETO

                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  MARYLAND RACING, INC., AS GUARANTOR, BUT ONLY WITH RESPECT TO ARTICLE 10 AND ALL OTHER PROVISIONS RELATED THERETO


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  BANK OF MONTREAL, ACTING THROUGH ITS CHICAGO
                                  LENDING OFFICE, AS LENDER


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  BANK OF MONTREAL, ACTING THROUGH ITS CHICAGO
                                  LENDING OFFICE, AS AGENT


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  BMO NESBITT BURNS, A DIVISION OF BANK OF
                                  MONTREAL, AS ARRANGER

                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                 SCHEDULE 1.1.8

                       Applicable Margin and Stand-by Fee

Pricing will be on the following grid based on calculation of the ratio of (i) Total Funded Debt less cash to (ii) EBITDA:

     TOTAL FUNDED
   DEBT LESS CASH TO
       EBITDA(R)                        BASE RATE               LIBOR          STAND-BY FEE
------------------------------     ---------------------    ---------------   --------------
R LESS THAN 1.5                           +0.50%                +1.50%           0.35%

1.5 LESS THAN OR EQUAL
 TO R LESS THAN 2.0                       +1.00%                +2.00%           0.40%

2.0 LESS THAN OR EQUAL
 TO R LESS THAN 2.5                       +1.25%                +2.25%           0.45%

2.5 LESS THAN OR EQUAL
 TO R LESS THAN 3.0                       +1.50%                +2.50%           0.50%

3.0 LESS THAN OR EQUAL
 TO R LESS THAN 3.5                       +1.75%                +2.75%           0.50%

R GREATER THAN OR EQUAL
 TO 3.50                                  +2.00%                +3.00%          0.625%

                                 SCHEDULE 1.1.18

                                Borrowing Notice

TO:  Bank of Montreal, as Agent (the "Agent")

     RE:  MAGNA ENTERTAINMENT CORP.

          Reference is made to an amended and restated credit agreement (the "Credit Agreement") dated as of December 2, 2002 between Magna Entertainment Corp., as Borrower, the Guarantors, the Lenders, the Agent and the Arranger. All terms used in this Borrowing Notice which are defined in the Credit Agreement have the meanings attributed thereto in the Credit Agreement.

          The Borrower hereby requests a Loan as follows:

                                             _______________________________

    1.  Type of Loan:
                                             _______________________________

    2.  Amount of Loan:

    3.  Borrowing Date:
                                             _______________________________

    4.  Interest Period or Letter of Credit
        term, as applicable:
                                             _______________________________

    5.  Payment instructions (if any):
                                             _______________________________

        ____________________________________________________________________

    6.  If Rollover or Conversion of another Loan, provide details of other
        Loan:

        A.       Rollover or Conversion:
                                             _______________________________

        B.       Type of old Loan:
                                             _______________________________

        C.       Type of new Loan:
                                             _______________________________

        D.       Amount:
                                             _______________________________

        E.       Interest Period:
                                             _______________________________

          All of the representations and warranties of the Borrower in Article 6 of the Credit Agreement are true and correct on the date hereof as if made on and as of the date hereof except if any such representation and warranty is specifically given in respect of a particular date or particular period of time and relates only to such date or period of time, then such representation and warranty shall be true and correct as of the date given or for the period of time to which it relates. THIS STATEMENT SHALL NOT APPLY IN CONNECTION WITH ANY ROLLOVER OR CONVERSION.

          No Default or Event of Default has occurred and is continuing nor is it reasonably anticipated that any Default or Event of Default will occur immediately after giving effect to the aforementioned Loan. THIS STATEMENT SHALL NOT APPLY IN CONNECTION WITH ANY ROLLOVER OR CONVERSION.

          Except as disclosed in writing by the Borrower to the Agent, no Material Adverse Change since the date of the last Advance (or, in the case of the initial Advance, December 31, 2001) has occurred. THIS STATEMENT SHALL NOT APPLY IN CONNECTION WITH ANY ROLLOVER OR CONVERSION.

          DATED this /X/ day of /X/, /X/.

                                               MAGNA ENTERTAINMENT CORP.


                                               By:
                                                   ----------------------------
                                                   Name:
                                                   Title:


                                               By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                 SCHEDULE 1.1.61

                              LENDER'S COMMITMENTS

Lenders                                                            Lender's Commitment
-------                                                            -------------------
Bank of Montreal, through its Chicago lending office(1)            $      100,000,000
Aggregate Commitment(2)                                            $      100,000,000

(1)  Until April 30, 2003 and thereafter, $50,000,000.

(2) In the event that Bank of Montreal has not assigned at least $50,000,000 of its Lender's Commitment on or before April 30, 2003 pursuant to Section 12.9.4, the Aggregate Commitment on May 1, 2003 will be reduced to the sum of Bank of Montreal's Lender's Commitment plus the Lender's Commitments of all other Lenders on such date.

                                 SCHEDULE 7.1.13

                       FORM OF CERTIFICATE OF THE BORROWER

To:       Bank of Montreal, as Agent
And To:   Bank of Montreal, as Lender

          /X/ {Add all other Lenders}

          This certificate is furnished pursuant to section 7.1.13 of that certain amended and restated credit agreement (the "Credit Agreement") dated as of December 2, 2002 between Magna Entertainment Corp. (the "Borrower"), the Guarantors, the Lenders, the Agent and the Arranger. All terms used in this Officer's Certificate which are defined in the Credit Agreement have the meanings attributed thereto in the Credit Agreement.

                MAGNA ENTERTAINMENT CORP. HEREBY CERTIFIES THAT:

1. It has complied with all covenants contained in the Credit Agreement, and all of its representations and warranties are repeated as of the last day of the accounting period to which this certificate relates, with the same effect as if made and given on and as of such day; except that if any such representation and warranty is specifically given in respect of a particular date or particular period of time and relates only to such date or period of time, then such representation and warranty shall continue to be given as at such date or for such period of time;

2. The Borrower has no knowledge of the existence of, any Default or Event of Default under the Loan Agreement during or at the end of the accounting period covered by the attached financial statements or as of the date of this certificate, except as set forth below.

          Described below are the exceptions if any to this Paragraph 2 by specifying the relevant particulars and the period of existence thereof and the action taken, being taken or proposed to be taken by or on behalf of the Borrower or any Material Subsidiary with respect thereto:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

3. The Borrower has no knowledge of, any Material Adverse Change since the date of the last financial statements delivered to the Agent pursuant to the Credit Agreement, except as set forth below.

          Described below are the exceptions if any to this Paragraph 3 iby specifying the relevant particulars and the period of existence thereof and the action taken, being taken or proposed to be taken by or on behalf of the Borrower with respect thereto:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

4. The financial statements attached hereto for the [FISCAL QUARTER/FISCAL YEAR] ended , ______________ ______________ were prepared in accordance with GAAP (subject to normal year-end adjustments in the case of interim unaudited financial statements) and fairly present the financial position and results of operations of the Borrower on a consolidated basis for the period and as at the date thereof.

5. Set forth below are the calculations of and financial information evidencing the Borrower's compliance with the financial covenants contained in section 7.1.18 of the Credit Agreement, all of which computations are true, complete and correct:

     (a)  TOTAL FUNDED DEBT LESS CASH TO EBITDA

Total Funded Debt               $____________
     LESS CASH                             $____________
     EBITDA                                $____________
     Ratio                                  ____________to 1.00

     (b)  TOTAL INTEREST COVERAGE

EBITDA                          $____________
     LESS Taxes                            $____________
     LESS Maintenance Cap. Ex.             $____________
     ADJUST for Working Capital Changes    $____________
     Total Interest Expense                $____________
     Ratio                                  ____________to 1.00

     For the purposes of this Paragraph 5, Total Funded Debt shall be measured as at the end of the applicable Fiscal Quarter based on the consolidated financial statements of the Company attached hereto and calculated in accordance with GAAP, and EBITDA, maintenance Capital Expenditures, Taxes, working capital changes and Total Interest Expense shall be measured for the period comprising the applicable Fiscal Quarter and the three Fiscal Quarters immediately preceding such Fiscal Quarter based on the consolidated financial statements of the Company attached hereto and calculated in accordance with GAAP.

                  The foregoing certifications, and the computations and financial statements delivered with this certificate in support hereof, are made and delivered this ____ day of ___________________, ________.

                                               MAGNA ENTERTAINMENT CORP.


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

                                 SCHEDULE 12.9.4

                       Assignment and Assumption Agreement

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                       /X/

                                   as Assignor

                                     - and -

                                       /X/

                                   as Assignee
                                     - and -

                      BANK OF MONTREAL, ACTING THROUGH ITS
                             CHICAGO LENDING OFFICE

                                    as Agent

                                     - and -

                            MAGNA ENTERTAINMENT CORP.

                                   as Borrower

                                   ----------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                   ----------

                              Dated as of /X/, /X/

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

          This Assignment and Assumption Agreement is made as of /X/, /X/ (the "Assignment Date") among /X/ (the "Assignor"), a Lender under the Credit Agreement referred to and defined hereafter, /X/ (the "Assignee"), Bank of Montreal, acting through its Chicago lending office, as Agent (the "Agent") and Magna Entertainment Corp. (the "Borrower").

RECITALS:

A. Pursuant to an amended and restated credit agreement dated as of December 2, 2002 (as amended, supplemented and restated from time to time, the "Credit Agreement") among the Borrower, the Guarantors, the Agent, the Arranger and the financial institutions specified therein as Lenders (collectively, the "Lenders"), the Lenders have provided the Credit Facility to the Borrower;

B. The Assignor has agreed to assign and sell to the Assignee /X/% of its right, title and interest in and to the Credit Facility, including without limitation /X/% of the Loans outstanding thereunder (the "Assigned Interest"), and the Assignee has agreed to accept and purchase the Assigned

Interest and to assume all liabilities and obligations of the Assignor in respect of the Assigned Interest, all effective as of the Assignment Date;

C. The Borrower has requested that the Assignee enter into an agreement pursuant to section 12.9.4 of the Credit Agreement and the Borrower has agreed to acknowledge the release and assumption of the Assigned Interest hereunder.

          NOW THEREFORE, in consideration of the foregoing premises, the sum of $10.00 now paid by the Assignor to the Assignee and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. DEFINITIONS. All terms defined in the Credit Agreement which appear herein without definition shall have the meanings attributed thereto in the Credit Agreement.

          2. CONVEYANCE OF ASSIGNED INTEREST. The Assignor hereby assigns, sells, conveys and transfers to the Assignee all of its undivided interest in and to the Assigned Interest, effective as of the Assignment Date, without recourse, representation or warranty of any kind except as expressly set forth in section 4.1 hereof.

          3. ASSUMPTION. The Assignee hereby accepts and purchases the Assigned Interest, effective as of the Assignment Date, and the Assignee hereby agrees to be bound by the terms and conditions of the Credit Agreement and the other Loan Documents as if it was an original lender and acknowledges and expressly assumes in the name, place and stead of the Assignor all obligations and liabilities attaching to the Assigned Interest and agrees to perform the terms, conditions and agreements on its part to be performed as a Lender in respect thereof under the Credit Agreement and the other Loan Documents.

          4.   REPRESENTATIONS OF ASSIGNOR.

          4.1 The Assignor hereby represents and warrants and the Borrower hereby acknowledges that:

               4.1.1 as of the Assignment Date, the types of Loans outstanding and the outstanding principal amount under the Assigned Interest and interest and fees accrued and unpaid in respect thereof are as set forth on Schedule "A" hereto; and

               4.1.2 as of the Assignment Date, there are no outstanding Borrowing Notices [EXCEPT AS FOLLOWS: /X/]. [NOTE: THIS AGREEMENT MAY NEED TO BE MODIFIED IF THE ASSIGNMENT DATE OCCURS DURING AN INTEREST PERIOD OR AT SUCH TIME AS A LETTER OF CREDIT IS OUTSTANDING.]

          4.2  The Assignor hereby represents and warrants to the Assignee that:

               4.2.1 the Assignor has full power and authority and has taken all action necessary to execute and deliver, to perform its obligations under and to consummate the transactions contemplated by this assignment and assumption agreement and any and all other documents and instruments to be delivered by it in connection with this assignment and assumption agreement; and

               4.2.2 the Assignor is the sole legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any Liens created by the Assignor in respect of the Assigned Interest.

          4.3 It is understood and agreed that, except for the representations and warranties set forth herein, the assignment and assumption made hereunder are without recourse to the Assignor and the Assignor makes no further representations or warranties whatsoever, express or implied.

          5. REPRESENTATION OF BORROWER. The Borrower hereby consents to the assignment of the Assigned Interest to the Assignee and represents and warrants that, as of the Assignment Date, no Default or Event of Default has occurred and is continuing.

          6. RELEASE BY THE BORROWER. The Borrower hereby acknowledges the release of the Assignor from all obligations and liabilities relating to the Assigned Interest in respect of the period from and after the Assignment Date and acknowledges the assumption of all such liabilities and obligations by the Assignee, effective as of the Assignment Date.

          7. ASSIGNOR'S AND ASSIGNEE'S COMMITMENT. As of and from the Assignment Date, and after giving effect to the increase in the Lender's Commitment of the Assignee, the Lender's Commitment of the Assignor and Assignee and the Loans outstanding thereunder shall be as set forth in Schedule "B" hereto.

          8. ASSIGNEE'S ACKNOWLEDGEMENT. The Assignee hereby acknowledges that it has received a copy of the Credit Agreement, the other Loan Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and determination to enter into this assignment and assumption agreement.

          9. RECOGNITION AS LENDERS. The parties hereto acknowledge that the Assignee is, by virtue of compliance with, and subject to, the terms and provisions of section 12.9.4 of the Credit Agreement, as of and from the Assignment Date, a Lender under and as defined in the Credit Agreement for the purposes thereof and for the purposes of all other Loan Documents.

          10.  NOTICE. The Assignee's address for notice is as follows: /X/.

          11. GOVERNING LAW. This assignment and assumption agreement shall be governed by and construed in accordance with the laws of the State of New York.

          12. ENUREMENT. This assignment and assumption agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

          13. COUNTERPARTS. This assignment and assumption agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all such separate counterparts shall constitute one and the same instrument.

          IN WITNESS WHEREOF the parties have executed this assignment and assumption agreement under the hands of their proper officers duly authorized in that behalf as of the date first above written.

                                  [ASSIGNOR], AS ASSIGNOR


                                  Per:
                                           -------------------------------------
                                           Authorized Signing Officer


                                  Per:
                                           -------------------------------------
                                           Authorized Signing Officer

                                  [ASSIGNEE], AS ASSIGNEE


                                  Per:
                                           -------------------------------------
                                           Authorized Signing Officer



                                  Per:
                                           -------------------------------------
                                           Authorized Signing Officer

                                  MAGNA ENTERTAINMENT CORP.


                                  Per:
                                           -------------------------------------
                                           Authorized Signing Officer


                                  Per:
                                           -------------------------------------
                                           Authorized Signing Officer

                                  BANK OF MONTREAL, acting through its Chicago lending office, in its capacity as Agent


                                  Per:
                                           -------------------------------------
                                           Authorized Signing Officer


                                  Per:
                                           -------------------------------------
                                           Authorized Signing Officer

                                  SCHEDULE "A"

   [INSERT TYPE AND PRINCIPAL AMOUNT OF LOANS OUTSTANDING AND INTEREST/FEES IN
                                RELATION THERETO]

                                  SCHEDULE "B"

ASSIGNOR'S COMMITMENT AND LOANS       COMMITMENT                    LOANS
-------------------------------       ----------                    -----
Lender's Commitment                   $ /X/                         $ /X/

ASSIGNEE'S COMMITMENT AND LOANS       COMMITMENT                    LOANS
-------------------------------       ----------                    -----
Lender's Commitment                   $ /X/                         $ /X/